Exhibit 1.2
EXECUTION VERSION
Great Plains Energy Incorporated
5,000,000 Equity Units
(Initially Consisting of 5,000,000 Corporate Units)
UNDERWRITING AGREEMENT
dated May 12, 2009
Goldman, Sachs & Co.
J.P. Morgan Securities Inc.

Underwriting Agreement
May 12, 2009
GOLDMAN, SACHS & CO.
J.P. MORGAN SECURITIES INC.
   As Representatives of the several Underwriters
c/o Goldman, Sachs & Co.
85 Broad Street
New York, New York 10004
and
c/o J.P. Morgan Securities Inc.
270 Park Avenue
New York, New York 10017
Ladies and Gentlemen:
     Great Plains Energy Incorporated, a Missouri corporation (the “Company”), confirms its agreement with each of the underwriters named in Schedule A (the “Underwriters”), subject to the terms and conditions stated herein, with respect to the issue and sale by the Company and the purchase by the Underwriters, acting severally and not jointly, of the respective numbers of 5,000,000 Equity Units (“Equity Units”) of the Company (the “Initial Securities”) set forth opposite their names in Schedule A, and with respect to the grant by the Company to the Underwriters, acting severally and not jointly, of the option described in Section 2(b) hereof to purchase all or any part of an additional 750,000 Equity Units (the “Option Securities,” and, together with the Initial Securities, the “Securities”) to cover sales of Equity Units in excess of the number of Initial Securities, if any. Goldman, Sachs & Co. and J.P. Morgan Securities Inc. have agreed to act as representatives of the several Underwriters (in such capacity, the “Representatives ”) in connection with the offering and sale of the Securities.
     Each Equity Unit has a stated amount of $50 (the “Stated Amount”) and initially consists of (i) a stock purchase contract (each, a “Stock Purchase Contract”) under which the holder will agree to purchase, and the Company will agree to sell, on June 15, 2012 (the “Purchase Contract Settlement Date”), subject to early settlement of such Stock Purchase Contract pursuant to the provisions of the Purchase Contract and Pledge Agreement (the “Purchase Contract and Pledge Agreement”), to be dated as of the Closing Date (as defined below), among the Company, The Bank of New York Mellon Trust Company, N.A., as collateral agent, custodial agent and securities intermediary, and The Bank of New York Mellon Trust Company, N.A., as stock purchase contract agent (the “Stock Purchase Contract Agent”), for a price equal to the Stated Amount per Equity Unit, a number of shares of common stock (the

“Issuable Common Stock”) of the Company, no par value (the “Common Stock”), determined pursuant to the terms of the Purchase Contract and Pledge Agreement and (ii) a 1/20, or 5.0%, undivided beneficial ownership interest in $1,000 principal amount of the Company’s 10.00% subordinated notes due June 15, 2042 (the “Notes”).
     The Notes will be issued pursuant to a subordinated indenture (the “Base Indenture”), to be dated as of the Closing Date between the Company and The Bank of New York Mellon Trust Company, N.A. (successor to BNY Midwest Trust Company), as trustee (the “Trustee ”). Certain terms of the Notes will be established pursuant to a supplemental indenture (the “Supplemental Indenture”) in accordance with Article Thirteen of the Base Indenture (together with the Base Indenture, the “Indenture”). The Notes will be issued in book-entry form in the name of Cede & Co., as nominee of The Depository Trust Company (the “Depositary”), pursuant to a Blanket Issuer Letter of Representations, dated June 14, 2004 (the “DTC Agreement”), from the Company to the Depositary.
     A holder’s ownership interest in the Notes initially will be pledged to secure such holder’s obligation to purchase the Issuable Common Stock on the Purchase Contract Settlement Date, such pledge to be on the terms and conditions set forth in the Purchase Contract and Pledge Agreement.
     The Stock Purchase Contracts will be issued pursuant to the Purchase Contract and Pledge Agreement. The Stock Purchase Contracts together with the related Notes are herein referred to as the “Corporate Units.”
     A holder of Corporate Units, at its option, may, subject to the terms and conditions set forth in the Purchase Contract and Pledge Agreement, elect to create “Treasury Units” by substituting pledged U.S. treasury securities for any pledged ownership interests in the Notes. Unless otherwise indicated, the term “Equity Units” includes both Corporate Units and Treasury Units.
     Pursuant to a remarketing agreement (the “Remarketing Agreement”), the form of which is attached to the Purchase Contract and Pledge Agreement, to be entered into among the Company, the Stock Purchase Contract Agent and the reset agents and remarketing agents to be named therein (the “Reset Agents and Remarketing Agents”), the Notes will be remarketed, subject to certain terms and conditions set forth in the Remarketing Agreement.
     The “Component Securities” means, collectively, the Stock Purchase Contracts, the Notes and the Issuable Common Stock.
     The terms and rights of any particular issuance of Securities (including the Component Securities) shall be as specified in (i) the Indenture or (ii) the Purchase Contract and Pledge Agreement (each document listed in clauses (i) and (ii), together with the Remarketing Agreement, a “Securities Agreement” and collectively, the “Securities Agreements”).
     The Company is concurrently publicly offering shares of Common Stock (the “Common Stock Offering”) through the Representatives and any other underwriters. The offering of the Securities is not contingent upon completion of the Common Stock Offering; the Common Stock

Offering is not contingent upon the completion of the offering of the Securities; and the shares of Common Stock are not being offered together with the Securities.
     The Company has prepared and filed with the Securities and Exchange Commission (the “Commission”) a registration statement on Form S-3 (File No. 333-159131), to be used in connection with, among other securities, the public offering and sale of stock purchase contracts of the Company, debt securities of the Company and units comprised of a combination of the foregoing, including the Securities. Such registration statement, including the financial statements, exhibits and schedules thereto, in the form in which it became effective under the Securities Act of 1933, as amended, and the rules and regulations promulgated thereunder (collectively, the “Securities Act”), including any required information deemed to be a part of the registration statement at the time of effectiveness pursuant to Rule 430B under the Securities Act, is called the “Registration Statement”. The term “Base Prospectus” shall mean the base prospectus dated May 11, 2009 relating to the Securities. The term “Preliminary Prospectus” shall mean any preliminary prospectus supplement relating to the Securities, together with the Base Prospectus, that is first filed with the Commission pursuant to Rule 424(b). The term “Prospectus” shall mean the final prospectus supplement relating to the Securities, together with the Base Prospectus, that is first filed pursuant to Rule 424(b) after the date and time that this Agreement is executed (the “Execution Time”) and delivered by the parties hereto. Any reference herein to the Registration Statement, any Preliminary Prospectus or the Prospectus shall be deemed to refer to and include the documents that are or are deemed to be incorporated by reference therein pursuant to Item 12 of Form S-3 under the Securities Act prior to 5:30 p.m. (Eastern time) on May 12, 2009 (the “Initial Sale Time”). All references in this Agreement to the Registration Statement, any Preliminary Prospectus, the Prospectus, or any amendments or supplements to any of the foregoing, shall include any copy thereof filed with the Commission pursuant to its Electronic Data Gathering, Analysis and Retrieval System (“EDGAR”).
     All references in this Agreement to financial statements and schedules and other information which is “contained,” “included” or “stated” (or other references of like import) in the Registration Statement, the Prospectus or any Preliminary Prospectus shall be deemed to mean and include all such financial statements and schedules and other information which is or is deemed to be incorporated by reference in the Registration Statement, the Prospectus or any Preliminary Prospectus, as the case may be, prior to the Initial Sale Time; and all references in this Agreement to amendments or supplements to the Registration Statement, the Prospectus or any Preliminary Prospectus shall be deemed to include the filing of any document under the Securities Exchange Act of 1934, as amended, and the rules and regulations promulgated thereunder (collectively, the “Exchange Act”), which is or is deemed to be incorporated by reference in the Registration Statement, the Prospectus or any Preliminary Prospectus, as the case may be, after the Initial Sale Time.
     The Company hereby confirms its agreements with the Underwriters as follows:
     SECTION 1. Representations and Warranties of the Company.
     The Company hereby represents, warrants and covenants to each Underwriter as of the date hereof, as of the Initial Sale Time, as of the Closing Date (as defined herein) and as of each

Date of Delivery (if any) (as defined herein) (in each case, a “Representation Date”), as follows:
     (a) Well-Known Seasoned Issuer. (i) At the time of filing the Registration Statement, (ii) at the time of the most recent amendment thereto for the purposes of complying with Section 10(a)(3) of the Securities Act (whether such amendment was by post-effective amendment, incorporated report filed pursuant to Section 13 or 15(d) of the Exchange Act or form of prospectus), (iii) at the time the Company or any person acting on its behalf (within the meaning, for this clause only, of Rule 163(c) of the Securities Act) made any offer relating to the Securities in reliance on the exemption of Rule 163 of the Securities Act, and (iv) as of the Execution Time (with such date being used as the determination date for purposes of this clause (iv)), the Company was and is a “well-known seasoned issuer” as defined in Rule 405 of the Securities Act. The Registration Statement is an “automatic shelf registration statement”, as defined in Rule 405 of the Securities Act, the Company has not received from the Commission any notice pursuant to Rule 401(g)(2) of the Securities Act objecting to use of the automatic shelf registration statement form and the Company has not otherwise ceased to be eligible to use the automatic shelf registration statement form.
     (b) Compliance with Registration Requirements. The Company meets the requirements for use of Form S-3 under the Securities Act. The Registration Statement has become effective under the Securities Act on May 11, 2009 and no stop order suspending the effectiveness of the Registration Statement has been issued under the Securities Act and no proceedings for that purpose have been instituted or are pending or, to the knowledge of the Company, are contemplated or threatened by the Commission, and any request on the part of the Commission for additional information has been complied with. In addition, the Indenture has been duly qualified under the Trust Indenture Act of 1939, as amended, and the rules and regulations promulgated thereunder (the “Trust Indenture Act”).
     At the respective times the Registration Statement and any post-effective amendments thereto became effective and at each Representation Date, the Registration Statement and any amendments thereto (i) complied and will comply in all material respects with the requirements of the Securities Act and the Trust Indenture Act, and (ii) did not and will not contain an untrue statement of a material fact or omit to state a material fact required to be stated therein or necessary to make the statements therein not misleading. Neither the Prospectus nor any amendments or supplements thereto, at the time the Prospectus or any such amendment or supplement was issued and at the Closing Date (and, if any Option Securities are purchased, at each Date of Delivery), included or will include an untrue statement of a material fact or omitted or will omit to state a material fact necessary in order to make the statements therein, in the light of the circumstances under which they were made, not misleading. Notwithstanding the foregoing, the representations and warranties in this subsection shall not apply to (i) that part of the Registration Statement which constitutes the Statement of Eligibility on Form T-1 of the Trustee under the Trust Indenture Act or (ii) statements in or omissions from the Registration Statement or any post-effective amendment or the Prospectus or any amendments or supplements thereto made in reliance upon and in conformity with information furnished to the Company in writing by any of the Underwriters through the Representatives expressly for use therein, it being understood and agreed that the only such information furnished by any Underwriter consists of the information described as such in Section 8(b) hereof.

     Each Preliminary Prospectus and the Prospectus, at the time each was filed with the Commission, complied in all material respects with the Securities Act, and each Preliminary Prospectus and the Prospectus delivered to the Underwriters for use in connection with the offering of the Securities will, at the time of such delivery, be identical to any electronically transmitted copies thereof filed with the Commission pursuant to EDGAR, except to the extent permitted by Regulation S-T.
     (c) Disclosure Package. The term “Disclosure Package” shall mean (i) the Preliminary Prospectus dated May 11, 2009, (ii) each Issuer Free Writing Prospectus (as defined below), if any, identified in Annex I hereto (each, an “Issuer General Use Free Writing Prospectus”) and (iii) any other free writing prospectus that the parties hereto shall hereafter expressly agree in writing to treat as part of the Disclosure Package. The term “Issuer Free Writing Prospectus” means any “issuer free writing prospectus,” as defined in Rule 433 of the Securities Act (“Rule 433”), relating to the Securities that (i) is required to be filed with the Commission by the Company or (ii) is a “road show that is a written communication” within the meaning of Rule 433(d)(8)(i), whether or not required to be filed with the Commission, in each case in the form filed or required to be filed with the Commission or, if not required to be filed, in the form retained in the Company’s records pursuant to Rule 433(g). The term “Issuer Limited Use Free Writing Prospectus” means any Issuer Free Writing Prospectus that is not an Issuer General Use Free Writing Prospectus. At the Initial Sale Time, neither (x) the Disclosure Package nor (y) any individual Issuer Limited Use Free Writing Prospectus, when considered with the Disclosure Package, included any untrue statement of a material fact or omitted to state any material fact necessary in order to make the statements therein, in the light of the circumstances under which they were made, not misleading. The preceding sentence does not apply to statements in or omissions from the Disclosure Package or Issuer Limited Use Free Writing Prospectus based upon and in conformity with written information furnished to the Company by any Underwriter through the Representatives specifically for use therein, it being understood and agreed that the only such information furnished by or on behalf of any Underwriter consists of the information described as such in Section 8(b) hereof.
     (d) Incorporated Documents. The documents incorporated or deemed to be incorporated by reference in the Registration Statement, any Preliminary Prospectus and the Prospectus (i) at the time they were or hereafter are filed with the Commission, complied or will comply in all material respects with the requirements of the Exchange Act and (ii) when read together with the other information in the Disclosure Package, at the Initial Sale Time, and when read together with the other information in the Prospectus, at the date of the Prospectus and at the Closing Date (and, if any Option Securities are purchased, at each Date of Delivery), did not or will not include an untrue statement of a material fact or omit to state a material fact necessary in order to make the statements therein, in the light of the circumstances under which they were made, not misleading.
     (e) Not an Ineligible Issuer. (i) At the earliest time after the filing of the Registration Statement that the Company or another offering participant makes a bona fide offer (within the meaning of Rule 164(h)(2) of the Securities Act) of the Securities and (ii) as of the Execution Time (with such date being used as the determination date for purposes of this clause (ii)), the Company was not or is not an Ineligible Issuer (as defined in Rule 405 of the Securities Act), without taking account of any determination by the Commission pursuant to Rule 405 of the Securities Act that it is not necessary that the Company be considered an Ineligible Issuer.
     (f) Issuer Free Writing Prospectuses. Each Issuer Free Writing Prospectus, as of its issue date and at all subsequent times through the completion of the public offering and sale of Securities or until any earlier date that the Company notified or notifies the Representatives as described in the next sentence, did not, does not and will not include any information that conflicted, conflicts or will conflict with the information contained in the Registration Statement, any Preliminary Prospectus or the Prospectus. If at any time following issuance of an Issuer Free Writing Prospectus there occurred or occurs an event or development as a result of which such Issuer Free Writing Prospectus conflicted or would conflict with the information contained in the Registration Statement, any Preliminary Prospectus or the Prospectus, the Company has promptly notified or will promptly notify the Representatives and has promptly amended or supplemented or will promptly amend or supplement, at its own expense, such Issuer Free Writing Prospectus to eliminate or correct such conflict. The foregoing two sentences do not apply to statements in or omissions from any Issuer Free Writing Prospectus based upon and in conformity with written information furnished to the Company by any Underwriter through the Representatives specifically for use therein, it being understood and agreed that the only such information furnished by any Underwriter consists of the information described as such in Section 8(b) hereof.
     (g) No Applicable Registration or Other Similar Rights. Except as described in the Disclosure Package and the Prospectus, there are no persons with registration or other similar rights to have any equity or debt securities registered for sale under the Registration Statement or included in the offering contemplated by this Agreement, except for such rights as have been duly waived.
     (h) Due Incorporation and Qualification. The Company has been duly incorporated and is validly existing as a corporation in good standing under the laws of the state of Missouri with corporate power and authority to own, lease and operate its properties and to conduct its business as described in the Disclosure Package and the Prospectus and to enter into and perform its obligations under this Agreement, the Notes, the Component Securities, the Securities, and each Securities Agreement (collectively, the “Transaction Documents”); and the Company is duly qualified as a foreign corporation to transact business and is in good standing in each jurisdiction in which such qualification is required, whether by reason of the ownership or leasing of property or the conduct of business, except where the failure to so qualify and be in good standing would not result in a Material Adverse Change (as defined herein).
     (i) Subsidiaries. Each “significant subsidiary” (as such term is defined in Rule 1-02 of Regulation S-X) of the Company (each, a “Subsidiary” and together, the “Subsidiaries”) has been duly incorporated and is validly existing as a corporation in good standing under the laws of its jurisdiction of incorporation, has corporate power and authority to own, lease and operate its properties and to conduct its business as described in the Disclosure Package and the Prospectus and is duly qualified as a foreign corporation to transact business and is in good standing in each jurisdiction in which such qualification is required, whether by reason of the ownership or leasing of property or the conduct of business, except where the failure so to qualify or to be in good standing would not result in a Material Adverse Change; except as otherwise disclosed in the Disclosure Package and the Prospectus, all of the issued and outstanding shares of capital stock owned directly or indirectly by the Company of each such Subsidiary have been duly authorized and validly issued, are fully paid and non-assessable and are owned by the Company, directly or through subsidiaries, free and clear of any security interest, mortgage, pledge, lien, encumbrance, claim or equity; and none of the outstanding shares of capital stock of any Subsidiary was issued in violation of the preemptive or similar rights of any securityholder of such Subsidiary. The Company has no significant subsidiaries other than Kansas City Power & Light Company and KCP&L Greater Missouri Operations Company.
     (j) Capitalization. The authorized, issued and outstanding capital stock of the Company is as set forth in the Disclosure Package and the Prospectus in the column entitled “Actual” under the caption “Capitalization and Short-Term Debt.” The shares of issued and outstanding capital stock of the Company have been duly authorized and validly issued and are fully paid and non-assessable; none of the outstanding shares of capital stock of the Company was issued in violation of the preemptive or other similar rights of any securityholder of the Company.
     (k) Accountants. Each firm of accountants who issued their reports on the financial statements of the Company included or incorporated by reference in the Disclosure Package and the Prospectus is an independent registered public accounting firm within the meaning of the Securities Act.
     (l) Financial Statements. The historical financial statements and any supporting schedules of the Company included or incorporated by reference in the Registration Statement, the Disclosure Package and the Prospectus (in each case, other than pro forma financial information) present fairly, in all material respects, the financial position of the Company as of the dates indicated and the results of its operations and cash flows for the periods specified; except as stated therein, said financial statements have been prepared in conformity with generally accepted accounting principles in the United States (“GAAP”) applied on a consistent basis; and any such supporting schedules included in the Registration Statement present fairly, in all material respects, the information required to be stated therein. The selected financial data and the summary financial information included or incorporated by reference in the Disclosure Package and the Prospectus (in each case, other than pro forma financial information) present fairly, in accordance with GAAP, the information shown therein and have been compiled on a basis consistent with that of the audited financial statements included or incorporated by reference in the Registration Statement, the Disclosure Package and the Prospectus. The historical pro forma financial statements of the Company included or incorporated by reference in the Registration Statement have been prepared in accordance with the applicable requirements of the Securities Act and the Exchange Act, as applicable. The assumptions used in preparing the pro forma financial statements included or incorporated by reference in the Registration Statement, the Disclosure Package and the Prospectus provide a reasonable basis for presenting the significant effects directly attributable to the transactions or events described therein; the related pro forma adjustments give appropriate effect to those assumptions in all material respects; and the pro forma columns therein reflect the proper application of those adjustments to the corresponding historical financial statement amounts in all material respects.

     (m) Authorization of the Underwriting Agreement. This Agreement has been duly authorized, executed and delivered by the Company.
     (n) Authorization of the Indenture. The Indenture has been duly qualified under the Trust Indenture Act, conforms in all material respects to the requirements of the Trust Indenture Act and the rules and regulations of the Commission applicable to an indenture that is qualified thereunder, has been duly authorized by the Company, at the Closing Date, will have been duly executed and delivered by the Company and when validly executed and delivered by the Company and the Trustee, will constitute a valid and binding obligation of the Company, enforceable against the Company in accordance with its terms, except to the extent enforceability may be limited by bankruptcy, insolvency, fraudulent transfer, reorganization, moratorium or other similar laws of general applicability relating to or affecting the enforcement of creditors’ rights and by the effect of general principles of equity (regardless of whether enforceability is considered in a proceeding in equity or at law).
     (o) Authorization of the Purchase Contract and Pledge Agreement. The Purchase Contract and Pledge Agreement has been duly authorized by the Company, at the Closing Date, will have been duly executed and delivered by the Company and when validly executed and delivered by the Company and the other parties thereto, will constitute a valid and binding obligation of the Company, enforceable against the Company in accordance with its terms, except to the extent enforceability may be limited by bankruptcy, insolvency, fraudulent transfer, reorganization, moratorium or other similar laws of general applicability relating to or affecting the enforcement of creditors’ rights and by the effect of general principles of equity (regardless of whether enforceability is considered in a proceeding in equity or at law).
     (p) Authorization of the Remarketing Agreement. The Remarketing Agreement has been duly authorized by the Company and when validly executed and delivered by the Company and the other parties thereto, will constitute a valid and binding obligation of the Company, enforceable against the Company in accordance with its terms, except to the extent enforceability may be limited by bankruptcy, insolvency, fraudulent transfer, reorganization, moratorium or other similar laws of general applicability relating to or affecting the enforcement of creditors’ rights and by the effect of general principles of equity (regardless of whether enforceability is considered in a proceeding in equity or at law) and except that rights to indemnification thereunder may be limited by federal or state securities laws or public policy.
     (q) Authorization of the Notes. The Notes are in the form contemplated by the Indenture, have been duly authorized for issuance and sale pursuant to this Agreement and the Indenture and, at the Closing Date and each Date of Delivery, will have been duly executed and delivered by the Company and when authenticated in the manner provided for in the Indenture and delivered to and paid for by the Underwriters in accordance with the terms of this Agreement, will constitute valid and binding obligations of the Company, enforceable in accordance with their terms, except to the extent enforceability may be limited by bankruptcy, insolvency, fraudulent transfer, reorganization, moratorium or other similar laws of general applicability relating to or affecting the enforcement of creditors’ rights and by the effect of general principles of equity (regardless of whether enforceability is considered in a proceeding in equity or at law) and will be entitled to the benefits of the Indenture.

     (r) Authorization of the Securities. The Securities have been duly authorized for issuance and sale pursuant to this Agreement, the Purchase Contract and Pledge Agreement and the Indenture and, at the Closing Date and each Date of Delivery, will have been duly executed and delivered by the Company and when authenticated pursuant to the provisions of the Purchase Contract and Pledge Agreement and delivered to and paid for by the Underwriters in accordance with the terms of this Agreement, the Purchase Contract and Pledge Agreement and the Indenture, will constitute valid and binding obligations of the Company, enforceable in accordance with their terms, except to the extent enforceability may be limited by bankruptcy, insolvency, fraudulent transfer, reorganization, moratorium or other similar laws of general applicability relating to or affecting the enforcement of creditors’ rights and by the effect of general principles of equity (regardless of whether enforceability is considered in a proceeding in equity or at law).
     (s) Accurate Disclosure. The Securities, the Component Securities and the Securities Agreements conform in all material respects to the descriptions thereof contained in the Disclosure Package and the Prospectus and the factual statements set forth in the Disclosure Package and the Prospectus under the caption “Material U.S. Federal Income Tax Considerations” are accurate in all material respects and fairly present the information provided.
     (t) Authorization of the Issuable Common Stock. The shares of Issuable Common Stock have been duly and validly authorized and reserved for issuance and, when issued and delivered pursuant to the provisions of the Purchase Contract and Pledge Agreement and Stock Purchase Contracts, will be duly and validly issued, fully paid and non-assessable and will conform in all material respects to the description thereof contained in the Disclosure Package and the Prospectus and to the instruments defining the same; and the issuance of the Issuable Common Stock will not be subject to any preemptive or similar rights of any securityholder of the Company. No holder of the Issuable Common Stock will be subject to personal liability by reason of being such a holder.
     (u) Material Changes or Material Transactions. Since the respective dates as of which information is given in the Registration Statement, the Disclosure Package and the Prospectus, except as may otherwise be stated therein or contemplated thereby, (a) there has been no material adverse change in the condition, financial or otherwise, or in the earnings, business affairs or business prospects of the Company and its subsidiaries considered as one enterprise, whether or not arising in the ordinary course of business (a “Material Adverse Change”) and (b) there have been no transactions entered into by the Company and its subsidiaries considered as one enterprise other than those in the ordinary course of business which are material with respect to the Company and its subsidiaries considered as one enterprise.
     (v) No Defaults. Neither the Company nor any of the Subsidiaries is in violation of its articles of incorporation, charter or by-laws. Except as would not, individually or in the aggregate, reasonably be expected to result in a Material Adverse Change, neither the Company nor any of the Subsidiaries is in default in the performance or observance of any obligation, agreement, covenant or condition contained in any contract, indenture, mortgage, loan agreement, note, lease or other instrument to which the Company or any of the Subsidiaries is a party or by which it or any of them may be bound, or to which any of the property or assets of the Company or any of the Subsidiaries is subject (each, an “Agreement or Instrument” and, collectively, the “Agreements and Instruments”). The execution and delivery of the Transaction Documents and the consummation of the transactions contemplated herein and therein have been duly authorized by all necessary corporate action and do not and will not conflict with or constitute a breach of, or default under, or result in the creation or imposition of any lien, charge or encumbrance upon any property or assets of the Company or any Subsidiary pursuant to, any material Agreements and Instruments, nor will such action result in any violation of the provisions of the Articles of Incorporation, charter or by-laws of the Company or any of the Subsidiaries or any applicable law, administrative regulation or administrative or court order or decree.
     (w) Regulatory Approvals. The Company has made all necessary filings and obtained all necessary consents, orders or approvals in connection with the issuance and sale of the Securities or will have done so by the time the Securities shall be issued and sold, and no consent, approval, authorization, order or decree of any other court or governmental agency or body is required for the consummation by the Company of the transactions contemplated by this Agreement, except such as may be required under state securities laws.
     (x) Legal Proceedings; Contracts. Except as may be set forth, incorporated or deemed incorporated by reference in the Disclosure Package and the Prospectus, there is no action, suit or proceeding before or by any court or governmental agency or body, domestic or foreign, now pending, or, to the knowledge of the Company, threatened against or affecting, the Company or its subsidiaries which would reasonably be expected to result in any Material Adverse Change, or might materially and adversely affect its properties or assets or would reasonably be expected to materially and adversely affect the consummation of the transactions contemplated by this Agreement; and there are no contracts or documents which are required to be filed as exhibits to the Registration Statement by the Securities Act which have not been so filed.
     (y) Franchises. The Company and the Subsidiaries hold, to the extent required, valid and subsisting franchises, licenses and permits authorizing them to carry on the regulated utility businesses in which they are engaged in the territories from which substantially all of the Company’s consolidated gross operating revenue is derived, except where the failure to hold such franchises, licenses and permits would not result in a Material Adverse Change.
     (z) Environmental Laws. Except as described, incorporated or deemed incorporated by reference in the Disclosure Package and the Prospectus, and except as would not, individually or in the aggregate, reasonably be expected to result in a Material Adverse Change, (A) neither the Company nor any of the Subsidiaries is in violation of any federal, state, local or foreign statute, law, rule, regulation, ordinance, code, policy or rule of common law or any judicial or administrative interpretation thereof, including any judicial or administrative order, consent, decree or judgment, relating to pollution or protection of human health, the environment (including, without limitation, ambient air, surface water, groundwater, land surface or subsurface strata) or wildlife, including, without limitation, laws and regulations relating to the release or threatened release of chemicals, pollutants, contaminants, wastes, toxic substances, hazardous substances, petroleum or petroleum products, asbestos-containing materials or mold (collectively, “Hazardous Materials”) or to the manufacture, processing, distribution, use, treatment, storage, disposal, transport or handling of Hazardous Materials (collectively,

“Environmental Laws”), (B) the Company and the Subsidiaries have all permits, authorizations and approvals required under any applicable Environmental Laws and are each in compliance with their requirements, (C) there are no pending or, to the knowledge of the Company, threatened administrative, regulatory or judicial actions, suits, demands, demand letters, claims, liens, notices of noncompliance or violation, investigation or proceedings relating to any Environmental Law against the Company or any of the Subsidiaries and (D) there are no events or circumstances that would reasonably be expected to form the basis of an order for clean-up or remediation, or an action, suit or proceeding by any private party or governmental body or agency, against or affecting the Company or any of the Subsidiaries relating to Hazardous Materials or any Environmental Laws.
     (aa) Investment Company Act. The Company is not and, upon the issuance and sale of the Securities as contemplated herein and the application of the net proceeds thereof as described in the Disclosure Package and the Prospectus, will not be, required to register as an “investment company” under the Investment Company Act of 1940, as amended.
     (bb) ERISA. The Company and the Subsidiaries are in compliance in all material respects with all presently applicable provisions of the Employee Retirement Income Security Act of 1974, as amended, including the regulations and published interpretations thereunder (“ERISA”); no “reportable event” (as defined in ERISA) has occurred with respect to any “pension plan” (as defined in ERISA) for which the Company or any of the Subsidiaries would have any material liability; the Company and the Subsidiaries have not incurred and do not expect to incur any material liability under (i) Title IV of ERISA with respect to the termination of, or withdrawal from, any “pension plan” or (ii)  Section 412 or 4971 of the Internal Revenue Code of 1986, as amended, including the regulations and published interpretations thereunder (the “Code”); and each “pension plan” for which the Company or any of the Subsidiaries would have any liability that is intended to be qualified under Section 401(a) of the Code is so qualified in all material respects and nothing has occurred, whether by action or by failure to act, which would cause the loss of such qualification.
     (cc) Insurance. The Company and each of the Subsidiaries carry, or are covered by, insurance in such amounts and covering such risks as is adequate for the conduct of their respective businesses and the value of their respective properties.
     (dd) Taxes. The Company and each of the Subsidiaries have filed all federal, state and local income and franchise tax returns required to be filed through the date hereof and have paid all taxes due thereon, except such as are being contested in good faith by appropriate proceedings, and no tax deficiency has been determined adversely to the Company or any of the Subsidiaries which has had, nor does the Company have any knowledge of any tax deficiency which, if determined adversely to the Company or any of the Subsidiaries, would reasonably be expected to result in, a Material Adverse Change.
     (ee) Internal Controls. Each of the Company and the Subsidiaries (A) make and keep accurate books and records and (B) maintain internal accounting controls which provide reasonable assurance that (i) transactions are executed in accordance with management’s authorization, (ii) transactions are recorded as necessary to permit preparation of its financial statements and to maintain accountability for its assets, (iii) access to its assets is permitted only in accordance with management’s authorization and (iv) the reported accountability for its assets is compared with existing assets at reasonable intervals. Except as described in the Disclosure Package and the Prospectus, since the end of the Company’s most recent audited fiscal year, there has been (I) no material weakness in the Company’s internal control over financial reporting (whether or not remediated) and (II) no change in the Company’s internal control over financial reporting that has materially affected, or is reasonably likely to materially affect, the Company’s internal control over financial reporting.
     (ff) Sarbanes-Oxley. The Company is in compliance, in all material respects, with all applicable provisions of the Sarbanes-Oxley Act of 2002 and the rules and regulations promulgated in connection therewith, including Section 402 related to loans, and the requirement that the Company and its consolidated subsidiaries maintain the following, among other, controls and procedures:
     (i) a system of “internal accounting controls” as contemplated in Section 13(b)(2)(B) of the Exchange Act;
     (ii) “disclosure controls and procedures” as such term is defined in Rule 13a-15(e) under the Exchange Act; and
     (iii) “internal control over financial reporting” as such term is defined in Rule 13a-15(f) under the Exchange Act.
     (gg) Pending Proceedings and Examinations. The Registration Statement is not the subject of a pending proceeding or examination under Section 8(d) or 8(e) of the Securities Act, and the Company is not the subject of a pending proceeding under Section 8A of the Securities Act in connection with the offering of the Securities.
     (hh) Regulation M. The Company has not taken and will not take, directly or indirectly, any action prohibited by Regulation M under the Exchange Act in connection with the offering of Securities.
     Any certificate signed by any director or officer of the Company and delivered to the Underwriters or to counsel for the Underwriters shall be deemed a representation and warranty by the Company to the Underwriters as to the matters covered thereby on the date of such certificate and, unless subsequently amended or supplemented, at each Representation Date subsequent thereto.
     SECTION 2. Sale and Delivery of the Securities to the Underwriters; Closing.
     (a) Initial Securities. On the basis of the representations and warranties herein contained and subject to the terms and conditions herein set forth, the Company agrees to sell to each Underwriter, severally and not jointly, and each Underwriter, severally and not jointly, agrees to purchase from the Company, at the purchase price per Equity Unit set forth in Schedule B, the number of Initial Securities set forth in Schedule A opposite the name of such Underwriter, plus any additional number of Initial Securities which such Underwriter may become obligated to purchase pursuant to the provisions of Section 10 hereof.

     (b) Option Securities. In addition, on the basis of the representations and warranties herein contained and subject to the terms and conditions herein set forth, the Company hereby grants to the Underwriters, severally and not jointly, the right to purchase, at their election, at a Date of Delivery that will occur on or prior to the thirteenth calendar day immediately following, and including, the Closing Date, up to an additional 750,000 Option Securities, at the purchase price per Equity Unit set forth in Schedule B, for the sole purpose of covering sales of Equity Units in excess of the aggregate number of Initial Securities. Any such election to purchase Option Securities may be exercised only by written notice from the Representatives to the Company setting forth the number of Option Securities as to which the several Underwriters are then exercising the option and the time and date of payment and delivery for such Option Securities. Any such time and date of delivery (a “Date of Delivery”) shall be determined by the Representatives, but in no event earlier than the later of (i) the Closing Date and (ii) the second business day after the date of such notice (unless the Representatives and the Company agree in writing to a shorter period), and unless the Representatives and the Company otherwise agree in writing, no later than 10 business days after the date of such notice.
     (c) Payment. Payment of the purchase price for, and delivery of certificates for, the Initial Securities shall be made at the offices of Davis Polk & Wardwell, 1600 El Camino Real, Menlo Park, California 94025, or at such other place as shall be agreed upon by the Representatives, at 9:30 A.M. (Eastern time) on May 18, 2009, or such other time not later than ten business days after such date as shall be agreed upon by the Representatives and the Company (such time and date of payment and delivery being herein called “Closing Date”).
     In addition, in the event that any or all of the Option Securities are purchased by the Underwriters, payment of the purchase price for, and delivery of certificates for, such Option Securities shall be made at the above-mentioned offices, or at such other place as shall be agreed upon by the Representatives and the Company, on each Date of Delivery as specified in the notice from the Representatives to the Company.
     Payment for the Initial Securities and the Option Securities shall be made to the Company by wire transfer of immediately available funds to a bank account designated by the Company against delivery to the Representatives for the respective accounts of the Underwriters of certificates for the Initial Securities and the Option Securities to be purchased by them. It is understood that each Underwriter has authorized the Representatives, for such Underwriter’s account, to accept delivery of, receipt for, and make payment of the purchase price for, the Securities, including any Option Securities, that it has agreed to purchase. Each of Goldman, Sachs & Co. and J.P. Morgan Securities Inc., individually and not in its capacity as representative of the Underwriters, may (but shall not be obligated to) make payment of the purchase price for the Securities, including any Option Securities, to be purchased by any Underwriter whose funds have not been received by the Closing Date or the relevant Date of Delivery, as the case may be, but such payment shall not relieve such Underwriter from its obligations hereunder.
     (d) Denominations; Registration. Certificates for the Initial Securities and the Option Securities, if any, shall be in such denominations and registered in such names as the Representatives may request in writing at least one full business day before the Closing Date or the relevant Date of Delivery, as the case may be. The certificates for the Initial Securities and the Option Securities, if any, will be made available for examination and packaging by the Representatives in The City of New York not later than 10:00 A.M. (Eastern time) on the business day prior to the Closing Date or the relevant Date of Delivery, as the case may be.
     SECTION 3. Qualified Independent Underwriter.
     The Company hereby confirms its engagement of Goldman, Sachs & Co. as, and Goldman, Sachs & Co. hereby confirms its agreement with the Company to render services as, a “qualified independent underwriter” within the meaning of Rule 2720(b)(15) of the Financial Industry Regulatory Authority (“FINRA”) with respect to the offering and sale of the Securities. Goldman, Sachs & Co., in its capacity as qualified independent underwriter and not otherwise, is referred to herein as the “QIU”. As compensation for the services of the QIU hereunder, the Company agrees to pay the QIU $10,000 on the Closing Date.
     SECTION 4. Covenants of the Company
     The Company covenants and agrees with each Underwriter as follows:
     (a) Compliance with Securities Regulations and Commission Requests. The Company, subject to Section 4(b) hereof, will comply with the requirements of Rule 430B under the Securities Act, and will promptly notify the Representatives, and confirm the notice in writing, of (i) the effectiveness during the Prospectus Delivery Period (as defined below) of any post-effective amendment to the Registration Statement or the filing of any supplement or amendment to any Preliminary Prospectus or the Prospectus, (ii) the receipt of any comments from the Commission during the Prospectus Delivery Period, (iii) any request by the Commission for any amendment to the Registration Statement or any amendment or supplement to any Preliminary Prospectus or the Prospectus or for additional information, and (iv) the issuance by the Commission of any stop order suspending the effectiveness of the Registration Statement or of any order preventing or suspending the use of any Preliminary Prospectus or the Prospectus, or of the suspension of the qualification of the Securities for offering or sale in any jurisdiction, or of the initiation or threatening of any proceedings for any of such purposes. The Company will promptly effect the filings necessary pursuant to Rule 424 and will take such steps as it deems necessary to ascertain promptly whether any Preliminary Prospectus and the Prospectus transmitted for filing under Rule 424 was received for filing by the Commission and, in the event that it was not, it will promptly file such document. The Company will use every reasonable effort to prevent the issuance of any stop order and, if any stop order is issued, to obtain the lifting thereof at the earliest possible moment.
     (b) Representatives’ Review of Proposed Amendments and Supplements. During the period beginning on the date of this Agreement and ending on the later of the Closing Date or such date, as in the opinion of counsel for the Underwriters, a prospectus relating to the Securities is no longer required by law to be delivered in connection with sales of the Securities by an Underwriter or dealer, including in circumstances where such requirement may be satisfied pursuant to Rule 172 under the Securities Act (the “Prospectus Delivery Period”), prior to amending or supplementing the Registration Statement, the Disclosure Package or the Prospectus (including any amendment or supplement through incorporation by reference of any report filed under the Exchange Act), the Company shall furnish, within a reasonable time prior to filing such amendment or supplement, to the Representatives for review a copy of each such proposed amendment or supplement, and the Company shall not file or use any such proposed amendment or supplement (except for any amendment or supplement filed under the Exchange Act after the Closing Date) to which the Representatives or counsel for the Underwriters shall reasonably object.
     (c) Delivery of Registration Statements. If requested, the Company will furnish or deliver to the Representatives and counsel for the Underwriters, without charge, copies of the Registration Statement as originally filed and of each amendment thereto (including exhibits filed therewith or incorporated by reference therein and documents incorporated or deemed to be incorporated by reference therein) and copies of all consents and certificates of experts, and will also deliver to the Representatives, without charge, a conformed copy of the Registration Statement as originally filed and of each amendment thereto (without exhibits) for each of the Underwriters. The Registration Statement and each amendment thereto furnished to the Underwriters will be identical to any electronically transmitted copies thereof filed with the Commission pursuant to EDGAR, except to the extent permitted by Regulation S-T.
     (d) Delivery of Prospectuses. The Company will deliver to each Underwriter, without charge, as many copies of each Preliminary Prospectus as such Underwriter may reasonably request, and the Company hereby consents to the use of such copies for purposes permitted by the Securities Act. The Company will furnish to each Underwriter, without charge, during the Prospectus Delivery Period, such number of copies of the Prospectus as such Underwriter may reasonably request. Each Preliminary Prospectus and the Prospectus and any amendments or supplements thereto furnished to the Underwriters will be identical to any electronically transmitted copies thereof filed with the Commission pursuant to EDGAR, except to the extent permitted by Regulation S-T.
     (e) Continued Compliance with Securities Laws. The Company will comply with the Securities Act and the Exchange Act so as to permit the completion of the distribution of the Securities as contemplated in this Agreement and the Prospectus. If, at any time during the Prospectus Delivery Period, any event shall occur or condition shall exist as a result of which it is necessary to amend the Registration Statement in order that the Registration Statement will not contain an untrue statement of a material fact or omit to state a material fact required to be stated therein or necessary to make the statements therein not misleading or to amend or supplement the Disclosure Package or the Prospectus in order that the Disclosure Package or the Prospectus, as the case may be, will not include an untrue statement of a material fact or omit to state a material fact necessary in order to make the statements therein, in the light of the circumstances existing at the Initial Sale Time or at the time it is delivered or conveyed to a purchaser, not misleading, or if it shall be necessary at any such time to amend the Registration Statement or amend or supplement the Disclosure Package or the Prospectus in order to comply with the requirements of the Securities Act, the Company will (1) notify the Representatives of any such event, development or condition, (2) promptly prepare and file with the Commission, subject to Section 4(b) hereof, such amendment or supplement (including by filing under the Exchange Act any document incorporated by reference in the Disclosure Package or the Prospectus) as may be necessary to correct such statement or omission or to make the Registration Statement, the Disclosure Package or the Prospectus comply with such requirements, and (3) the Company will furnish to the Underwriters, without charge, such number of copies of such amendment or supplement to the Disclosure Package or the Prospectus as the Underwriters may reasonably request.
     (f) Blue Sky Compliance. The Company shall cooperate with the Representatives and counsel for the Underwriters to qualify or register the Securities for sale under (or obtain exemptions from the application of) the state securities or blue sky laws of those jurisdictions designated by the Representatives, shall comply with such laws and shall continue such qualifications, registrations and exemptions in effect so long as required for the distribution of the Securities. The Company shall not be required to qualify to transact business or to take any action that would subject it to general service of process in any such jurisdiction where it is not presently qualified or where it would be subject to taxation as a foreign business. The Company will advise the Representatives promptly of the suspension of the qualification or registration of (or any such exemption relating to) the Securities for offering, sale or trading in any jurisdiction or any initiation or threat of any proceeding for any such purpose, and in the event of the issuance of any order suspending such qualification, registration or exemption, the Company shall use every reasonable effort to obtain the withdrawal thereof at the earliest possible moment.
     (g) Use of Proceeds. The Company shall apply the net proceeds from the sale of the Securities sold by it in the manner described under the caption “Use of Proceeds” in each of the Disclosure Package and the Prospectus.
     (h) Reservation of Common Stock. The Company will reserve and keep available at all times, free of preemptive rights, shares of Common Stock for the purpose of enabling the Company to satisfy any obligation to issue the Issuable Common Stock.
     (i) Remarketing Agreement. On or prior to the date that is 30 days prior to the first day of the Applicable Remarketing Period (as defined in the Purchase Contract and Pledge Agreement), the Company shall have entered into, and shall use its commercially reasonable efforts to have the Stock Purchase Contract Agent enter into, the Remarketing Agreement.
     (j) Periodic Reporting Obligations. During the Prospectus Delivery Period and subject to Section 4(b) hereof, the Company shall file, on a timely basis, with the Commission all reports and documents required to be filed under the Exchange Act.
     (k) Agreement Not to Offer or Sell Additional Debt Securities. During the period commencing on the date hereof and ending on the Closing Date, the Company will not, without the prior written consent of the Representatives (which consent may be withheld at the sole discretion of the Representatives), directly or indirectly, sell, offer, contract or grant any option to sell, transfer or establish an open “put equivalent position” within the meaning of Rule 16a-1(h) under the Exchange Act, or otherwise dispose of or transfer, or announce the offering of, or file any registration statement under the Securities Act in respect of, any debt securities of the Company similar to the Notes or securities exchangeable for or convertible into debt securities similar to the Notes (other than as contemplated by this Agreement with respect to the Notes). The Underwriters agree that commercial paper or other debt securities with scheduled maturities of less than one year are not subject to this Section 4(k).

     (l) Restriction on Sale of Certain Securities. During a period of 90 days from the date hereof, the Company will not, without the prior written consent of the Representatives (which consent may be withheld at the sole discretion of the Representatives), (i) directly or indirectly, offer, pledge, sell, contract to sell, sell any option or contract to purchase, purchase any option or contract to sell, grant any option, right or warrant to sell or lend or otherwise transfer or dispose of any Common Stock, or similar securities or any securities convertible into or exercisable or exchangeable or repayable for Common Stock or similar securities or file any registration statement under the Securities Act with respect to any of the foregoing or (ii) enter into any swap or any other agreement or any transaction that transfers, in whole or in part, directly or indirectly, the economic consequence of ownership of the Common Stock, or similar securities, whether any such swap or transaction described in clause (i) or (ii) above is to be settled by delivery of Common Stock, in cash or otherwise. The foregoing sentence shall not apply to (A) the Initial Securities or the Option Securities to be sold hereunder, (B) the Common Stock Offering, (C) any shares of Common Stock issued by the Company upon the exercise of an option or warrant or the conversion of a security in each case outstanding on the date hereof and referred to in the Disclosure Package and the Prospectus or granted in accordance with clause (D) of this Section 4(l) or (D) any shares of Common Stock issued or options to purchase Common Stock granted pursuant to existing employee benefit plans, long-term incentive plans, dividend reinvestment or direct stock purchase plans, employee savings (401-K) plans and executive compensation plans of the Company or any of its subsidiaries, or the filing of a registration statement relating to any such plan.
     (m) Final Term Sheet. The Company will prepare a final term sheet containing only a description of the Securities, in substantially the form attached hereto as Schedule D, and will file such term sheet pursuant to Rule 433(d) under the Securities Act within the time required by such rule (such term sheet, the “Final Term Sheet”). The Final Term Sheet is an Issuer Free Writing Prospectus for purposes of this Agreement.
     (n) Permitted Free Writing Prospectuses. The Company represents that it has not made, and agrees that, unless it obtains the prior written consent of the Representatives, and each Underwriter, severally and not jointly, represents that it has not made, and agrees with the Company that, unless it obtains the prior written consent of the Company, it will not make, any offer relating to the Securities that would constitute an “issuer free writing prospectus” or that would otherwise constitute a “free writing prospectus” (as those terms are defined in Rule 405 of the Securities Act) required to be filed by the Company with the Commission or retained by the Company under Rule 433 of the Securities Act; provided that the prior written consent of the Representatives shall be deemed to have been given in respect of the Issuer General Use Free Writing Prospectuses included in Annex I hereto and the electronic road show recording relating to the Securities. Any such free writing prospectus consented to by the Representatives is hereinafter referred to as a “Permitted Free Writing Prospectus”. The Company agrees that (i) it has treated and will treat, as the case may be, each Permitted Free Writing Prospectus as an Issuer Free Writing Prospectus, and (ii) has complied and will comply, as the case may be, with the requirements of Rules 164 and 433 of the Securities Act applicable to any Permitted Free Writing Prospectus, including in respect of timely filing with the Commission, legending and record keeping.

     (o) Notice of Inability to Use Automatic Shelf Registration Statement Form. If at any time during the Prospectus Delivery Period the Company receives from the Commission a notice pursuant to Rule 401(g)(2) or otherwise ceases to be eligible to use the automatic shelf registration statement form, the Company will (i) promptly notify the Representatives, (ii) promptly file a new registration statement or post-effective amendment on the proper form relating to the Securities, in a form satisfactory to the Representatives, (iii) use its best efforts to cause such registration statement or post-effective amendment to be declared effective and (iv) promptly notify the Representatives of such effectiveness. The Company will take all other action necessary or appropriate to permit the public offering and sale of the Securities to continue as contemplated in the registration statement that was the subject of the Rule 401(g)(2) notice or for which the Company has otherwise become ineligible. References herein to the Registration Statement shall include such new registration statement or post-effective amendment, as the case may be.
     (p) Registration Statement Renewal Deadline. If immediately prior to the third anniversary (the “Renewal Deadline”) of the initial effective date of the Registration Statement, any of the Securities remain unsold by the Underwriters, the Company will prior to the Renewal Deadline file, if it has not already done so and is eligible to do so, a new automatic shelf registration statement relating to the Securities, in a form satisfactory to the Representatives. If the Company is no longer eligible to file an automatic shelf registration statement, the Company will prior to the Renewal Deadline, if it has not already done so, file a new shelf registration statement relating to the Securities, in a form satisfactory to the Representatives, and will use its best efforts to cause such registration statement to be declared effective within 60 days after the Renewal Deadline. The Company will take all other action necessary or appropriate to permit the public offering and sale of the Securities to continue as contemplated in the expired registration statement relating to the Securities. References herein to the Registration Statement shall include such new automatic shelf registration statement or such new shelf registration statement, as the case may be.
     (q) Filing Fees. The Company agrees to pay the required Commission filing fees relating to the Securities within the time required by Rule 456(b)(1) of the Securities Act without regard to the proviso therein and otherwise in accordance with Rules 456(b) and 457(r) of the Securities Act.
     (r) No Manipulation of Price. The Company will not take, directly or indirectly, any action designed to cause or result in, or that has constituted or might reasonably be expected to constitute, under the Exchange Act or otherwise, the stabilization or manipulation of the price of any securities of the Company to facilitate the sale or resale of the Securities.
     (s) Earning Statement. The Company will make generally available to the Company’s security holders and to the Representatives as soon as practicable an earning statement covering a period of at least twelve months beginning with the first fiscal quarter of the Company occurring after the date of this Agreement that will satisfy the provisions of Section 11(a) of the Securities Act.

     The Representatives, on behalf of the several Underwriters, may, in their sole discretion, waive in writing the performance by the Company of any one or more of the foregoing covenants or extend the time for their performance.
     SECTION 5. Payment of Expenses. The Company agrees to pay all costs, fees and expenses incurred in connection with the performance of its obligations hereunder and in connection with the transactions contemplated hereby, including without limitation (i) all expenses incident to the issuance and delivery of the Securities (including all printing and engraving costs), (ii) all necessary issue, transfer and other stamp taxes in connection with the issuance and sale of the Securities to the Underwriters, (iii) all fees and expenses of the Company’s counsel, independent public or certified public accountants and other advisors to the Company, (iv) all costs and expenses incurred in connection with the preparation, printing, filing, shipping and distribution of the Registration Statement (including financial statements, exhibits, schedules, consents and certificates of experts), each Issuer Free Writing Prospectus, each Preliminary Prospectus and the Prospectus, and all amendments and supplements thereto, and the Transaction Documents, (v) all filing fees, reasonable attorneys’ fees and expenses incurred by the Company or the Underwriters in connection with qualifying or registering (or obtaining exemptions from the qualification or registration of) all or any part of the Securities for offer and sale under the state securities or blue sky laws, and, if requested by the Representatives, preparing a “Blue Sky Survey” or memorandum, and any supplements thereto, advising the Underwriters of such qualifications, registrations and exemptions, (vi) the filing fees incident to, and the reasonable fees and disbursements of counsel to the Underwriters in connection with, the review, if any, by the Financial Industry Regulatory Authority, Inc. (“FINRA”) of the terms of the sale of the Securities, (vii) the fees and expenses of any transfer agent or registrar for the Common Stock, (viii) all fees and expenses (including reasonable fees and expenses of counsel) of the Company in connection with listing of the Corporate Units and Issuable Common Stock on the New York Stock Exchange, (ix) all other fees, costs and expenses referred to in Item 14 of Part II of the Registration Statement, (x) all reasonable out-of-pocket expenses incurred by the Representatives with respect to any road show, including expenses relating to slide production, internet road show taping and travel, (xi) all fees charged by investment rating agencies for the rating of the Securities, (xii) all fees charged by the Trustee, the collateral agent, custodial agent and securities intermediary and the Stock Purchase Contract Agent; (xiii) all fees and expenses (including reasonable fees and expenses of counsel) of the Company in connection with approval of the Notes by the Depositary for “book-entry” transfer and (xiv) all other fees, costs and expenses incurred in connection with the performance of its obligations hereunder for which provision is not otherwise made in this Section 5. Except as provided in this Section 5, Section 7, Section 8 and Section 9 hereof, the Underwriters shall pay their own expenses, including the fees and disbursements of their counsel.
     SECTION 6. Conditions of the Obligations of the Underwriters. The obligations of the several Underwriters to purchase and pay for the Initial Securities as provided herein on the Closing Date shall be subject to the accuracy of the representations and warranties on the part of the Company set forth in Section 1 hereof as of each Representation Date as though then made and to the timely performance by the Company of its covenants and other obligations hereunder, and to each of the following additional conditions:

     (a) Effectiveness of Registration Statement. The Registration Statement shall remain effective under the Securities Act and no stop order suspending the effectiveness of the Registration Statement shall have been issued under the Securities Act and no proceedings for that purpose shall have been instituted or be pending or threatened by the Commission, any request on the part of the Commission for additional information shall have been complied with to the reasonable satisfaction of counsel to the Underwriters and the Company shall not have received from the Commission any notice pursuant to Rule 401(g)(2) of the Securities Act objecting to use of the automatic shelf registration statement form.
     (b) Filings under Rule 424 and Rule 433. For the period from the Execution Time to the Closing Date:
     (i) the Company shall have filed any Preliminary Prospectus not previously filed and the Prospectus with the Commission (including the information required by Rule 430B under the Securities Act) in the manner and within the time period required by Rule 424(b) under the Securities Act; or the Company shall have filed a post-effective amendment to the Registration Statement containing the information required by such Rule 430B, and such post-effective amendment shall have become effective; and
     (ii) the Final Term Sheet and any other material required to be filed by the Company pursuant to Rule 433(d) under the Securities Act shall have been filed with the Commission within the applicable time periods prescribed for such filings under Rule 433.
     (c) Lock-up Agreements. At the Closing Date, the Representatives shall have received agreements substantially in the form of Exhibit A hereto signed by the persons listed on Schedule C hereto.
     (d) Accountants’ Comfort Letter. On the date hereof, the Representatives shall have received:
     (i) a letter dated the date hereof from Deloitte & Touche LLP, independent public or certified public accountants for the Company, addressed to the Underwriters, in form and substance satisfactory to the Representatives with respect to the audited and unaudited consolidated financial statements and certain financial information included or incorporated in the Registration Statement, any Preliminary Prospectus and the Prospectus; and
     (ii) a letter dated the date hereof from KPMG LLP, independent public or certified public accountants for Aquila, Inc., addressed to the Underwriters, in form and substance satisfactory to the Representatives with respect to the audited and unaudited consolidated financial statements and certain financial information of Aquila, Inc. included or incorporated in the Registration Statement, any Preliminary Prospectus and the Prospectus.
     (e) Bring-down Comfort Letter. On the Closing Date, the Representatives shall have received a letter dated the Closing Date from Deloitte & Touche LLP, independent public or certified public accountants for the Company, addressed to the Underwriters, in form and substance satisfactory to the Representatives, to the effect that they reaffirm the statements made in the letter furnished by them pursuant to subsection (d)(i) of this Section 6, except that the specified date referred to therein for the carrying out of procedures shall be no more than three business days prior to the Closing Date.
     (f) No Material Adverse Change or Ratings Agency Change. For the period from the Execution Time to the Closing Date:
     (i) in the judgment of the Representatives, there shall not have occurred any Material Adverse Change, except as reflected in or contemplated by the Disclosure Package; and
     (ii) there shall not have occurred any downgrading, nor shall any notice have been given of any intended or potential downgrading or of any review for a possible change that does not indicate the direction of the possible change, in the rating accorded any securities of the Company or any of the Subsidiaries by any “nationally recognized statistical rating organization” as such term is defined for purposes of Rule 436(g)(2) under the Securities Act.
     (g) Opinion of Counsel for the Company. On the Closing Date, the Representatives shall have received the favorable opinions of (i) Dewey & LeBoeuf LLP, counsel for the Company, dated as of such Closing Date, the form of which is attached as Exhibit B-1, and (ii) Mark English, the Assistant General Counsel of the Company, dated as of such Closing Date, the form of which is attached as Exhibit B-2.
     (h) Opinion of Counsel for the Underwriters. On the Closing Date, the Representatives shall have received the favorable opinion of Davis Polk & Wardwell, counsel for the Underwriters, dated as of such Closing Date, with respect to such matters as may be reasonably requested by the Underwriters.
     (i) Officers’ Certificate. On the Closing Date, the Representatives shall have received a written certificate executed by the Chief Executive Officer, President or a Vice President of the Company and the Chief Financial Officer or Chief Accounting Officer of the Company, dated as of such Closing Date, to the effect that, to the best of their knowledge after reasonable investigation:
     (i) the Company has received no stop order suspending the effectiveness of the Registration Statement, and no proceedings for such purpose have been instituted or threatened by the Commission;
     (ii) the Company has not received from the Commission any notice pursuant to Rule 401(g)(2) of the Securities Act objecting to use of the automatic shelf registration statement form;
     (iii) there has not occurred any downgrading, and the Company has not received any notice of any intended or potential downgrading or of any review for a possible change that does not indicate the direction of the possible change, in the rating accorded any securities of the Company or any of the Subsidiaries by any “nationally recognized statistical rating organization” as such term is defined for purposes of Rule 436(g)(2) under the Securities Act;
     (iv) for the period from the Execution Time to the Closing Date, there has not occurred any Material Adverse Change;
     (v) the representations, warranties and covenants of the Company set forth in Section 1 of this Agreement are true and correct with the same force and effect as though expressly made on and as of such Closing Date; and
     (vi) the Company has complied with all the agreements hereunder and satisfied all the conditions on its part to be performed or satisfied hereunder at or prior to such Closing Date.
     (j) Listing. At the Closing Date, the Company shall have filed a listing application and all required supporting documents with respect to the Corporate Units and the Issuable Common Stock on the New York Stock Exchange and the Corporate Units and the Issuable Common Stock shall have been approved for listing, subject to official notice of issuance and evidence of satisfactory distribution, on the New York Stock Exchange, and satisfactory evidence of such actions shall have been provided to the Representatives.
     (k) Registration of the Corporate Units. The Company will file a registration statement on Form 8-A with the Commission to register the Corporate Units under the Exchange Act as promptly as is practicable and shall use its best efforts to have such registration statement become effective promptly thereafter.
     (l) Entry into Securities Agreements. The Company shall have delivered executed copies of each of the Securities Agreements except the Remarketing Agreement to the Representatives.
     (m) Conditions to Purchase of Option Securities. In the event that the Underwriters exercise their option provided in Section 2(b) hereof to purchase all or any portion of the Option Securities, the representations and warranties of the Company contained herein and the statements in any certificates furnished by the Company or any subsidiary of the Company hereunder shall be true and correct as of each Date of Delivery and, at the relevant Date of Delivery, the Representatives, on behalf of the Underwriters, shall have received:
     (i) Officers’ Certificate. A certificate, dated as of such Date of Delivery, of the chief executive officer, the President or a Vice President of the Company and of the chief financial or chief accounting officer of the Company confirming that the certificate delivered at the Closing Date pursuant to Section 6(i) hereof remains true and correct as of such Date of Delivery.
     (ii) Opinion of Counsel to the Company. The favorable opinion of Dewey & LeBoeuf LLP, counsel for the Company in form and substance satisfactory to counsel for the Underwriters, dated as of such Date of Delivery, relating to the Option Securities to be purchased on such Date of Delivery and otherwise to the same effect as the opinion required by Section 6(g)(i) hereof.
     (iii) Opinion of Company General Counsel. The favorable opinion of Mark English, the Assistant General Counsel of the Company, in form and substance satisfactory to counsel for the Underwriters, dated as of such Date of Delivery, relating to the Option Securities to be purchased on such Date of Delivery and otherwise to the same effect as the opinion required by Section 6(g)(ii) hereof.
     (iv) Opinion of Counsel to the Underwriters. The favorable opinion of Davis Polk & Wardwell, counsel for the Underwriters, dated such Date of Delivery, relating to the Option Securities to be purchased on such Date of Delivery and otherwise to the same effect as the opinion required by Section 6(h) hereof.
     (v) Bring-down Comfort Letter. Letter from Deloitte & Touche LLP, in form and substance satisfactory to the Representatives and dated such Date of Delivery, substantially in the same form and substance as the letter furnished to the Representatives pursuant to Section 6(e) hereof, except that the “specified date” in the letter furnished pursuant to this paragraph shall be a date not more than three days prior to such Date of Delivery.
     (n) Additional Documents. On or before the Closing Date and at each Date of Delivery, the Representatives and counsel for the Underwriters shall have received such information, documents and opinions as they may reasonably require for the purposes of enabling them to pass upon the issuance and sale of the Securities as contemplated herein, or in order to evidence the accuracy of any of the representations and warranties, or the satisfaction of any of the conditions or agreements, herein contained.
     If any condition specified in this Section 6 is not satisfied when and as required to be satisfied, this Agreement or, in the case of any condition to the purchase of Option Securities, on a Date of Delivery which is after the Closing Date, the obligations of the several Underwriters to purchase the relevant Option Securities may be terminated by the Representatives by notice to the Company at any time on or prior to the Closing Date or such Date of Delivery, as the case may be, and such termination shall be without liability on the part of any party to any other party, except that Section 5, Section 8, Section 9 and Section 17 hereof shall at all times be effective and shall survive such termination.
     SECTION 7. Reimbursement of Underwriters’ Expenses. If this Agreement is terminated by the Representative pursuant to Section 6 or Section 11(i), the Company agrees to reimburse the Representative and the other Underwriters, severally, upon demand for all out-of-pocket expenses that shall have been reasonably incurred by the Representatives and the Underwriters in connection with the proposed purchase and the offering and sale of the Securities, including but not limited to fees and disbursements of counsel, printing expenses, travel expenses, postage, facsimile and telephone charges.

     SECTION 8. Indemnification.
     (a) Indemnification of the Underwriters. The Company agrees to indemnify and hold harmless each Underwriter, its directors, officers, employees and agents, and each person, if any, who controls any Underwriter within the meaning of the Securities Act and the Exchange Act against any loss, claim, damage, liability or expense, as incurred, to which such Underwriter, director, officer, employee, agent or controlling person may become subject, insofar as such loss, claim, damage, liability or expense (or actions in respect thereof as contemplated below) arises out of or is based upon (i) any untrue statement or alleged untrue statement of a material fact contained in the Registration Statement, or any amendment or supplement thereto, including any information deemed to be a part thereof pursuant to Rule 430B under the Securities Act, or the omission or alleged omission therefrom of a material fact required to be stated therein or necessary to make the statements therein not misleading; or (ii) any untrue statement or alleged untrue statement of a material fact included in any Preliminary Prospectus, any Issuer Free Writing Prospectus or the Prospectus (or any amendment or supplement thereto), or the omission or alleged omission therefrom of a material fact necessary in order to make the statements therein, in the light of the circumstances under which they were made, not misleading; and to reimburse each Underwriter, its officers, directors, employees, agents and controlling persons for any and all expenses (including the reasonable fees and disbursements of counsel chosen by the Representatives) as such expenses are reasonably incurred by such Underwriter, officer, director, employee, agent or controlling person in connection with investigating, defending, settling, compromising or paying any such loss, claim, damage, liability, expense or action; provided, however, that the foregoing indemnity agreement shall not apply to any loss, claim, damage, liability or expense to the extent, but only to the extent, arising out of or based upon any untrue statement or alleged untrue statement or omission or alleged omission made in reliance upon and in conformity with written information furnished to the Company by any Underwriter through the Representatives expressly for use in the Registration Statement, any Preliminary Prospectus, any Issuer Free Writing Prospectus or the Prospectus (or any amendment or supplement thereto). The indemnity agreement set forth in this Section 8(a) shall be in addition to any liabilities that the Company may otherwise have.
     (b) Indemnification of the Company, its Directors and Officers. Each Underwriter agrees, severally and not jointly, to indemnify and hold harmless the Company, its directors, its officers who signed the Registration Statement and each person, if any, who controls the Company within the meaning of the Securities Act or the Exchange Act, against any loss, claim, damage, liability or expense, as incurred, to which the Company, or any such director, officer or controlling person may become subject, insofar as such loss, claim, damage, liability or expense (or actions in respect thereof as contemplated below) arises out of or is based upon (i) any untrue statement or alleged untrue statement of a material fact contained in the Registration Statement, or any amendment or supplement thereto, or the omission or alleged omission therefrom of a material fact required to be stated therein or necessary to make the statements therein not misleading; or (ii) any untrue statement or alleged untrue statement of a material fact contained in any Preliminary Prospectus, any Issuer Free Writing Prospectus or the Prospectus (or any amendment or supplement thereto), or the omission or alleged omission therefrom of a material fact necessary in order to make the statements therein, in the light of the circumstances under which they were made, not misleading, in each case to the extent, and only to the extent, that such untrue statement or alleged untrue statement or omission or alleged omission was made in the Registration Statement, such Preliminary Prospectus, such Issuer Free Writing Prospectus or the Prospectus (or any amendment or supplement thereto), in reliance upon and in conformity with written information furnished to the Company by any Underwriter through the Representatives expressly for use therein; and to reimburse the Company, such director, officer or controlling person for any and all expenses (including the reasonable fees and disbursements of counsel chosen by the Company) as such expenses are reasonably incurred by the Company, such director, officer or controlling person in connection with investigating, defending, settling, compromising or paying any such loss, claim, damage, liability, expense or action. The Company hereby acknowledges that the only information that the Underwriters have furnished to the Company expressly for use in the Registration Statement, any Preliminary Prospectus, any Issuer Free Writing Prospectus or the Prospectus (or any amendment or supplement thereto) are the statements set forth in the fourth paragraph concerning the terms of the offering by the Underwriters and the sixteenth and seventeenth paragraphs concerning short sales, stabilizing transactions and purchases to cover positions created by short sales by the Underwriters, each under the caption “Underwriting” in the Prospectus. The indemnity agreement set forth in this Section 8(b) shall be in addition to any liabilities that each Underwriter may otherwise have.
     (c) The Company will indemnify and hold harmless Goldman, Sachs & Co., in its capacity as QIU, against any losses, claims, damages or liabilities, joint or several, to which the QIU may become subject, under the Act or otherwise, insofar as such losses, claims, damages or liabilities (or actions in respect thereof) arise out of or are based upon (i) an untrue statement or alleged untrue statement of a material fact contained in any Preliminary Prospectus, the Registration Statement or the Prospectus, or any amendment or supplement thereto, (ii) the omission or alleged omission to state therein a material fact required to be stated therein or necessary to make the statements therein not misleading or (ii) any act or omission to act or any alleged act or omission to act by Goldman, Sachs & Co. as QIU in connection with any transaction contemplated by this Agreement or undertaken in preparing for the purchase, sale and delivery of the Securities, except as to this clause (iii) to the extent that any such loss, claim, damage or liability results from the gross negligence or bad faith of Goldman, Sachs & Co. in performing the services as QIU, and will reimburse the QIU for any legal or other expenses reasonably incurred by the QIU in connection with investigating or defending any such action or claim as such expenses are incurred.
     (d) Promptly after receipt by the QIU under subsection (c) above of notice of the commencement of any action, the QIU shall, if a claim in respect thereof is to be made against the Company under such subsection, notify the Company in writing of the commencement thereof; but the omission so to notify the Company shall not relieve it from any liability which it may have to the QIU otherwise than under such subsection. In case any such action shall be brought against the QIU and it shall notify the Company of the commencement thereof, the Company shall be entitled to participate therein and, to the extent that it shall wish, jointly with any other indemnifying party similarly notified, to assume the defense thereof, with counsel satisfactory to the QIU (who shall not, except with the consent of the QIU, be counsel to the Company), and, after notice from the Company to the QIU of its election so to assume the defense thereof, the Company shall not be liable to the QIU under such subsection for any legal expenses of other counsel or any other expenses, in each case subsequently incurred by the QIU, in connection with the defense thereof other than reasonable costs of investigation. The Company shall not, without the written consent of the QIU, effect the settlement or compromise of, or consent to the entry of any judgment with respect to, any pending or threatened action or claim in respect of which indemnification or contribution may be sought hereunder (whether or not the QIU is an actual or potential party to such action or claim) unless such settlement, compromise or judgment (i) includes an unconditional release of the QIU from all liability arising out of such action or claim and (ii) does not include a statement as to or an admission of fault, culpability or a failure to act, by or on behalf of QIU.
     (e) If the indemnification provided for in this Section 8 is unavailable to or insufficient to hold harmless Goldman, Sachs & Co., in its capacity as QIU, under subsection (c) above in respect of any losses, claims, damages or liabilities (or actions in respect thereof) referred to therein, then the Company shall contribute to the amount paid or payable by the QIU as a result of such losses, claims, damages or liabilities (or actions in respect thereof) in such proportion as is appropriate to reflect the relative benefits received by the Company on the one hand and the QIU on the other from the offering of the Shares. If, however, the allocation provided by the immediately preceding sentence is not permitted by applicable law or if the QIU failed to give the notice required under subsection (d) above, then the Company shall contribute to such amount paid or payable by the QIU in such proportion as is appropriate to reflect not only such relative benefits but also the relative fault of the Company on the one hand and the QIU on the other in connection with the statements or omissions which resulted in such losses, claims, damages or liabilities (or actions in respect thereof), as well as any other relevant equitable considerations. The relative benefits received by the Company on the one hand and the QIU on the other shall be deemed to be in the same proportion as the total net proceeds from the offering (before deducting expenses) received by the Company, as set forth in the table on the cover page of the Prospectus, bear to the fee payable to the QIU pursuant to Section 3 hereof. The relative fault shall be determined by reference to, among other things, whether the untrue or alleged untrue statement of a material fact or the omission or alleged omission to state a material fact relates to information supplied by the Company on the one hand or the QIU on the other and the parties’ relative intent, knowledge, access to information and opportunity to correct or prevent such statement or omission. The Company and the QIU agree that it would not be just and equitable if contributions pursuant to this subsection (e) were determined by pro rata allocation or by any other method of allocation which does not take account of the equitable considerations referred to above in this subsection (e). The amount paid or payable by the QIU as a result of the losses, claims, damages or liabilities (or actions in respect thereof) referred to above in this subsection (e) shall be deemed to include any legal or other expenses reasonably incurred by such indemnified party in connection with investigating or defending any such action or claim. No person guilty of fraudulent misrepresentation (within the meaning of Section 11(f) of the Act) shall be entitled to contribution from any person who was not guilty of such fraudulent misrepresentation.
     (f) The obligations of the Company under this Section 8 shall be in addition to any liability which the Company may otherwise have and shall extend, upon the same terms and conditions, to each person, if any, who controls the QIU within the meaning of the Act.
     (g) Notifications and Other Indemnification Procedures. Promptly after receipt by an indemnified party under this Section 8 of notice of the commencement of any action, such indemnified party will, if a claim in respect thereof is to be made against an indemnifying party under this Section 8, notify the indemnifying party in writing of the commencement thereof; but the failure to so notify the indemnifying party (i) will not relieve it from liability under paragraph (a) or (b) above unless and to the extent it did not otherwise learn of such action and such failure results in the forfeiture by the indemnifying party of substantial rights and defenses and (ii) will not, in any event, relieve the indemnifying party from any liability other than the indemnification obligation provided in paragraph (a) or (b) above. In case any such action is brought against any indemnified party and such indemnified party seeks or intends to seek indemnity from an indemnifying party, the indemnifying party will be entitled to participate in, and, to the extent that it shall elect, jointly with all other indemnifying parties similarly notified, by written notice delivered to the indemnified party promptly after receiving the aforesaid notice from such indemnified party, to assume the defense thereof with counsel satisfactory to such indemnified party; provided, however, such indemnified party shall have the right to employ its own counsel in any such action and to participate in the defense thereof, but the fees and expenses of such counsel shall be at the expense of such indemnified party, unless: (i) the employment of such counsel has been specifically authorized by the indemnifying party; (ii) the indemnifying party has failed promptly to assume the defense and employ counsel reasonably satisfactory to the indemnified party; or (iii) the named parties to any such action (including any impleaded parties) include both such indemnified party and the indemnifying party or any affiliate of the indemnifying party, and such indemnified party shall have reasonably concluded that either (x) there may be one or more legal defenses available to it which are different from or additional to those available to the indemnifying party or such affiliate of the indemnifying party or (y) a conflict may exist between such indemnified party and the indemnifying party or such affiliate of the indemnifying party (it being understood, however, that the indemnifying party shall not, in connection with any one such action or separate but substantially similar or related actions in the same jurisdiction arising out of the same general allegations or circumstances, be liable for the fees and expenses of more than one separate firm of attorneys (in addition to a single firm of local counsel) for all such indemnified parties, which firm shall be designated in writing by (i) the Representatives, in the case of indemnification pursuant to Section 8(a) hereof, or (ii) the Company, in the case of indemnification pursuant to Section 8(b) hereof, and that all such reasonable fees and expenses shall be reimbursed as they are incurred).
     (h) Settlements. The indemnifying party under this Section 8 shall not be liable for any settlement of any proceeding effected without its written consent, but if settled with such consent or if there is a final judgment for the plaintiff, the indemnifying party agrees to indemnify the indemnified party against any loss, claim, damage, liability or expense by reason of such settlement or judgment. Notwithstanding the foregoing sentence, if at any time an indemnified party shall have requested an indemnifying party to reimburse the indemnified party for fees and expenses of counsel as contemplated by Section 8(g) hereof, the indemnifying party agrees that it shall be liable for any settlement of any proceeding effected without its written consent if (i) such settlement is entered into more than 45 days after receipt by such indemnifying party of the aforesaid request, (ii) such indemnifying party shall have received notice of the terms of such settlement at least 30 days prior to such settlement being entered into and (iii) such indemnifying party shall not have reimbursed the indemnified party in accordance with such request prior to the date of such settlement. No indemnifying party shall, without the prior written consent of the indemnified party, effect any settlement, compromise or consent to the entry of judgment in any pending or threatened action, suit or proceeding in respect of which any indemnified party is or could have been a party and indemnity was or could have been sought hereunder by such indemnified party, unless such settlement, compromise or consent (i)

includes an unconditional release of such indemnified party from all liability on claims that are the subject matter of such action, suit or proceeding and (ii) does not include a statement as to or an admission of fault, culpability or a failure to act, by or on behalf of any indemnified party.
     SECTION 9. Contribution. If the indemnification provided for in Section 8 hereof is for any reason unavailable to or otherwise insufficient to hold harmless an indemnified party in respect of any losses, claims, damages, liabilities or expenses referred to therein, then each indemnifying party shall contribute to the aggregate amount paid or payable by such indemnified party, as incurred, as a result of any losses, claims, damages, liabilities or expenses referred to therein (i) in such proportion as is appropriate to reflect the relative benefits received by the Company, on the one hand, and the Underwriters, on the other hand, from the offering of the Securities pursuant to this Agreement or (ii) if the allocation provided by clause (i) above is not permitted by applicable law, in such proportion as is appropriate to reflect not only the relative benefits referred to in clause (i) above but also the relative fault of the Company, on the one hand, and the Underwriters, on the other hand, in connection with the statements or omissions which resulted in such losses, claims, damages, liabilities or expenses, as well as any other relevant equitable considerations. The relative benefits received by the Company, on the one hand, and the Underwriters, on the other hand, in connection with the offering of the Securities pursuant to this Agreement shall be deemed to be in the same respective proportions as the total net proceeds from the offering of the Securities pursuant to this Agreement (before deducting expenses) received by the Company, and the total underwriting discount received by the Underwriters, in each case as set forth on the front cover page of the Prospectus bear to the aggregate initial public offering price of the Securities as set forth on such cover. The relative fault of the Company, on the one hand, and the Underwriters, on the other hand, shall be determined by reference to, among other things, whether any such untrue or alleged untrue statement of a material fact or omission or alleged omission to state a material fact relates to information supplied by the Company, on the one hand, or the Underwriters, on the other hand, and the parties’ relative intent, knowledge, access to information and opportunity to correct or prevent such statement or omission.
     The amount paid or payable by a party as a result of the losses, claims, damages, liabilities and expenses referred to above shall be deemed to include, subject to the limitations set forth in Section 8(g) hereof, any legal or other fees or expenses reasonably incurred by such party in connection with investigating or defending any action or claim. The provisions set forth in Section 8(g) hereof with respect to notice of commencement of any action shall apply if a claim for contribution is to be made under this Section 9; provided, however, that no additional notice shall be required with respect to any action for which notice has been given under Section 8(g) hereof for purposes of indemnification.
     The Company and the Underwriters agree that it would not be just and equitable if contribution pursuant to this Section 9 were determined by pro rata allocation (even if the Underwriters were treated as one entity for such purpose) or by any other method of allocation which does not take account of the equitable considerations referred to in this Section 9.
     Notwithstanding the provisions of this Section 9, no Underwriter shall be required to contribute any amount in excess of the underwriting discount received by such Underwriter in connection with the Securities underwritten by it and distributed to the public. No person guilty of fraudulent misrepresentation (within the meaning of Section 11(f) of the Securities Act) shall be entitled to contribution from any person who was not guilty of such fraudulent misrepresentation. The Underwriters’ obligations to contribute pursuant to this Section 9 are several, and not joint, in proportion to their respective underwriting commitments as set forth opposite their names in Schedule A. For purposes of this Section 9, each director, officer, employee and agent of an Underwriter and each person, if any, who controls an Underwriter within the meaning of the Securities Act and the Exchange Act shall have the same rights to contribution as such Underwriter, and each director of the Company, each officer of the Company who signed the Registration Statement and each person, if any, who controls the Company within the meaning of the Securities Act and the Exchange Act shall have the same rights to contribution as the Company.
     SECTION 10. Default of One or More of the Several Underwriters. If, on the Closing Date or on a Date of Delivery, any one or more of the several Underwriters shall fail or refuse to purchase Securities that it or they have agreed to purchase hereunder on such date (the “Defaulted Securities”), then the Representatives shall have the right, within 36 hours thereafter, to make arrangements for one or more of the non-defaulting Underwriters, or any other underwriters, to purchase all, but not less than all, of the Defaulted Securities in such amounts as may be agreed upon and upon the terms herein set forth.
     If, however, the Underwriters shall not have completed such arrangements within such 36-hour period, and if the number of Defaulted Securities does not exceed 10% of the number of Securities to be purchased on such date, the non-defaulting Underwriters shall be obligated, severally, in the proportion to the number of Securities set forth opposite their respective names on Schedule A bears to the number of such Securities set forth opposite the names of all such non-defaulting Underwriters, or in such other proportions as may be specified by the Representatives with the consent of the non-defaulting Underwriters, to purchase such Securities which such defaulting Underwriter or Underwriters agreed but failed or refused to purchase on such date.
     If, on the Closing Date or on a Date of Delivery, any one or more of the Underwriters shall fail or refuse to purchase such Securities and the number of such Securities with respect to which such default occurs exceeds 10% of the number of Securities to be purchased on such date, and arrangements satisfactory to the Representatives and the Company for the purchase of such Securities are not made within 48 hours after such default, this Agreement shall terminate without liability of any party to any other party except that the provisions of Section 5, Section 8, Section 9 and Section 17 hereof shall at all times be effective and shall survive such termination.
     In any such case, either the Representatives or the Company shall have the right to postpone the Closing Date, but in no event for longer than seven days in order that the required changes, if any, to the Registration Statement, each Issuer Free Writing Prospectus, each Preliminary Prospectus or the Prospectus or any other documents or arrangements may be effected.
     As used in this Agreement, the term “Underwriter” shall be deemed to include any person substituted for a defaulting Underwriter under this Section 10. Any action taken under this Section 10 shall not relieve any defaulting Underwriter from liability in respect of any default of such Underwriter under this Agreement.
     SECTION 11. Termination of this Agreement. Prior to the Closing Date, this Agreement may be terminated by the Representatives by notice given to the Company if at any time (i) trading or quotation in any of the Company’s securities shall have been suspended or materially limited by the New York Stock Exchange or the Commission, or trading in securities generally on the NASDAQ Global Market or the New York Stock Exchange shall have been suspended or materially limited, or minimum or maximum prices shall have been generally established on either of such stock exchanges by the Commission or the FINRA; (ii) a general banking moratorium shall have been declared by any federal or New York authorities; (iii)there shall have occurred any outbreak or escalation of national or international hostilities or any crisis or calamity, or any material adverse change in the United States or international financial markets, or any change or development involving a prospective substantial change in United States’ or international political, financial or economic conditions, as in the judgment of the Representatives makes it impracticable or inadvisable to proceed with the offering, sale or delivery of the Securities in the manner and on the terms described in the Disclosure Package or the Prospectus or to enforce contracts for the sale of securities; (iv) in the judgment of the Representatives, there shall have occurred any Material Adverse Change; or (v) there shall have occurred a material disruption in commercial banking or securities settlement or clearance services in the United States. Any termination pursuant to this Section 11 shall be without liability on the part of (a) the Company to any Underwriter, except that the Company shall be obligated to reimburse the expenses of the Representatives and the Underwriters pursuant to Section 5 and Section 7 hereof, (b) any Underwriter to the Company, or (c) any party hereto to any other party except that the provisions of Section 8, Section 9 and Section 17 hereof shall at all times be effective and shall survive such termination.
     SECTION 12. No Fiduciary Duty. No Advisory or Fiduciary Responsibility. The Company acknowledges and agrees that: (i) the purchase and sale of the Securities pursuant to this Agreement, including the determination of the public offering price of the Securities and any related discounts and commissions, is an arm’s-length commercial transaction between the Company, on the one hand, and the several Underwriters, on the other hand; (ii) in connection with the offering contemplated hereby and the process leading to such transaction each Underwriter is and has been acting solely as a principal and is not the financial advisor, agent or fiduciary of the Company or its affiliates, stockholders, creditors or employees or any other party; (iii) no Underwriter has assumed or will assume an advisory, agency or fiduciary responsibility in favor of the Company with respect to the offering contemplated hereby or the process leading thereto (irrespective of whether such Underwriter has advised or is currently advising the Company on other matters) and no Underwriter has any obligation to the Company with respect to the offering contemplated hereby except the obligations expressly set forth in this Agreement; (iv) the several Underwriters and their respective affiliates may be engaged in a broad range of transactions that involve interests that differ from those of the Company; and (v) the Underwriters have not provided any legal, accounting, regulatory or tax advice with respect to the offering contemplated hereby and the Company has consulted its own legal, accounting, regulatory and tax advisors to the extent it deemed appropriate.

     The Company hereby waives and releases, to the fullest extent permitted by law, any claims that the Company may have against the several Underwriters with respect to any breach or alleged breach of agency or fiduciary duty.
     SECTION 13. Representations and Indemnities to Survive Delivery. The respective indemnities, agreements, representations, warranties and other statements of the Company, of its officers and of the several Underwriters set forth in or made pursuant to this Agreement (i) will remain operative and in full force and effect, regardless of (A) any investigation, or statement as to the results thereof, made by or on behalf of any Underwriter, the officers or employees of any Underwriter, or any person controlling the Underwriter, or the Company, the officers or employees of the Company, or any person controlling the Company, as the case may be or (B) acceptance of the Securities and payment for them hereunder and (ii) will survive delivery of and payment for the Securities sold hereunder and any termination of this Agreement.
     SECTION 14. Notices. All communications hereunder shall be in writing and shall be mailed, hand delivered or faxed and confirmed to the parties hereto as follows:
     If to the Representatives:
Goldman, Sachs & Co.
85 Broad Street
20th Floor
New York, New York 10004
Facsimile: (212) 902-3000
Attention: Registration Department
and
J.P. Morgan Securities Inc.
383 Madison Avenue
New York, New York 10179
Facsimile: (212) 622-8358
Attention: Equity Syndicate Desk
with a copy to:
Davis Polk & Wardwell
1600 El Camino Real
Menlo Park, California 94025
Facsimile: (650) 752-2111
Attention: Julia Cowles
If to the Company:

Great Plains Energy Incorporated
1201 Walnut Street
Kansas City, Missouri 64106-2124
Facsimile: (816) 556-2418
Attention: Mark English
with a copy to:
Dewey & LeBoeuf LLP
1301 Avenue of Americas
New York, New York 10019
Facsimile: (212) 259-6333
Attention: Peter O’Brien
     Any party hereto may change the address for receipt of communications by giving written notice to the others.
     SECTION 15. Successors. This Agreement will inure to the benefit of and be binding upon the parties hereto, including any substitute Underwriters pursuant to Section 10 hereof, and to the benefit of the directors, officers, employees, agents and controlling persons referred to in Section 8 and Section 9 hereof, and in each case their respective successors and assigns, and no other person will have any right or obligation hereunder. The term “successors and assigns” shall not include any purchaser of the Securities as such from any of the Underwriters merely by reason of such purchase.
     SECTION 16. Partial Unenforceability. The invalidity or unenforceability of any Section, paragraph or provision of this Agreement shall not affect the validity or enforceability of any other Section, paragraph or provision hereof. If any Section, paragraph or provision of this Agreement is for any reason determined to be invalid or unenforceable, there shall be deemed to be made such minor changes (and only such minor changes) as are necessary to make it valid and enforceable.
     SECTION 17. Governing Law Provisions. THIS AGREEMENT SHALL BE GOVERNED BY, AND CONSTRUED AND INTERPRETED IN ACCORDANCE WITH, THE INTERNAL LAWS OF THE STATE OF NEW YORK APPLICABLE TO AGREEMENTS MADE AND TO BE PERFORMED IN THAT STATE.
     SECTION 18. General Provisions. This Agreement constitutes the entire agreement of the parties to this Agreement and supersedes all prior written or oral and all contemporaneous oral agreements, understandings and negotiations with respect to the subject matter hereof. This Agreement may be executed in two or more counterparts, each one of which shall be an original, with the same effect as if the signatures thereto and hereto were upon the same instrument. This Agreement may not be amended or modified unless in writing by all of the parties hereto, and no condition herein (express or implied) may be waived unless waived in writing by each party whom the condition is meant to benefit. The Section headings herein are for the convenience of the parties only and shall not affect the construction or interpretation of this Agreement.

     Each of the parties hereto acknowledges that it is a sophisticated business person who was adequately represented by counsel during negotiations regarding the provisions hereof, including, without limitation, the indemnification provisions of Section 8 hereof and the contribution provisions of Section 9 hereof, and is fully informed regarding said provisions. Each of the parties hereto further acknowledges that the provisions of Section 8 and Section 9 hereof fairly allocate the risks in light of the ability of the parties to investigate the Company, its affairs and its business in order to assure that adequate disclosure has been made in the Registration Statement, the Disclosure Package and the Prospectus (and any amendments and supplements thereto), as required by the Securities Act and the Exchange Act.

     If the foregoing is in accordance with your understanding of our agreement, kindly sign and return to the Company the enclosed copies hereof, whereupon this instrument, along with all counterparts hereof, shall become a binding agreement in accordance with its terms.

Very truly yours, GREAT PLAINS ENERGY INCORPORATED
By:	/s/ Michael W. Cline
	Name:	Michael W. Cline
	Title:	Vice President — Investor Relations and Treasurer

     The foregoing Underwriting Agreement is hereby confirmed and accepted by the Representatives as of the date first above written.

GOLDMAN, SACHS & CO.

J.P. MORGAN SECURITIES INC.

Acting as Representatives of the
several Underwriters named in
the attached Schedule A.

By:	Goldman, Sachs & Co.

By:	/s/ Goldman, Sachs & Co.

Goldman, Sachs & Co.

By:	J.P. Morgan Securities Inc.

By:	/s/ Michael O’Donovan

Name: Michael O’Donovan
Title: Managing Director

SCHEDULE A

Amount of
Securities to
Underwriters	be Purchased
Goldman, Sachs & Co.	1,550,000
J.P. Morgan Securities Inc.	1,550,000
Wachovia Capital Markets, LLC	600,000
BNP Paribas Securities Corp.	400,000
ABN AMRO Incorporated	250,000
SunTrust Robinson Humphrey, Inc.	250,000
BNY Mellon Capital Markets, LLC	250,000
Samuel A. Ramirez & Co., Inc.	150,000

Total	5,000,000
Schedule A

SCHEDULE B
     1. The purchase price per Equity Unit to be paid by the several Underwriters shall be $48.25, being an amount equal to the initial public offering purchase price of $50.00 per Equity Unit less underwriting discounts and commissions of $1.75 per Equity Unit.
Schedule B

SCHEDULE C
DIRECTORS AND OFFICERS OF GREAT PLAINS ENERGY

Michael J. Chesser	Chairman of the Board and Chief Executive Officer
David L. Bodde	Director
William H. Downey	Director, President and Chief Operating Officer
Gary D. Forsee	Director
Randall C. Ferguson, Jr.	Director
James A. Mitchell	Director
William C. Nelson	Director
Linda H. Talbott	Director
Robert H. West	Director
Terry Bassham	Executive Vice President – Finance and Strategic Development and Chief Financial Officer
Barbara Curry	Senior Vice President, Human Resources and Corporate Secretary
Michael Cline	Vice President, Investor Relations and Treasurer
Lori Wright	Vice President and Controller
Mark English	Assistant General Counsel and Assistant Secretary
Schedule C

SCHEDULE D
Final Term Sheet

Pricing Term Sheet dated May 12, 2009	Registration No. 333-159131
Filed Pursuant to Rule 433
Supplementing the Preliminary
Prospectus Supplements
dated May 11, 2009
(To Prospectus dated May 11, 2009)
Great Plains Energy Incorporated
Concurrent Offerings of
10,000,000 Shares of Common Stock, no par value
(the “Common Stock Offering”)
and
5,000,000 Equity Units
(Initially Consisting of 5,000,000 Corporate Units)
(the “Equity Units Offering”)

The information in this pricing term sheet relates only to the Common Stock Offering and the Equity Units Offering and should be read together with (i) the preliminary prospectus supplement dated May 11, 2009 relating to the Common Stock Offering, including the documents incorporated by reference therein, (ii) the preliminary prospectus supplement dated May 11, 2009 relating to the Equity Units Offering, including the documents incorporated by reference therein, and (iii) the related base prospectus dated May 11, 2009, each filed pursuant to Rule 424(b) under the Securities Act of 1933, as amended, Registration Statement No. 333-159131. Terms used but not defined herein have the meanings ascribed to them in the relevant preliminary prospectus supplement.

Company:	Great Plains Energy Incorporated

Company Stock Ticker:	New York Stock Exchange “GXP”

Trade Date:	May 12, 2009

Closing Price on May 12, 2009:	$14.04

Settlement Date:	May 18, 2009

Registration Format:	SEC Registered

Common Stock Offering

Title of Securities:	Common stock, no par value, of the Company

Shares Offered:	10,000,000 (or a total of 11,500,000 if the underwriters exercise their option to purchase up to 1,500,000 additional shares of the Company’s common stock in full).
Schedule D

Public Offering Price:	$14.00 per share / approximately $140 million total (excluding the underwriters’ over-allotment option to purchase up to 1,500,000 additional shares of the Company’s common stock).

Underwriting Discounts and Commissions:	$0.49 per share / approximately $4.9 million total (excluding the underwriters’ over-allotment option to purchase up to 1,500,000 additional shares of the Company’s common stock).

Estimated Net Proceeds to the Company from the Common Stock Offering:
The net proceeds from the sale of common stock in the Common Stock Offering will be approximately $134,600,000 (or approximately $154,865,000 if the underwriters exercise their option to purchase up to 1,500,000 additional shares of the Company’s common stock in full), after deducting the underwriters’ discounts and commissions and estimated offering expenses payable by the Company.

Concessions and Discounts:	The Company has been advised by the representatives that the underwriters propose to offer the shares of common stock directly to the public at the Public Offering Price and to selling group members at that price less a selling concession of $0.294 per share. After the initial public offering the representatives may change the Public Offering Price and selling concession.

Joint Book-Running Managers:	Goldman, Sachs & Co. and J.P. Morgan Securities Inc.

Joint Lead Manager:	Wachovia Capital Markets, LLC

Senior Co-Manager:	KeyBanc Capital Markets Inc.

Co-Manager:	Edward D. Jones & Co., L.P., Mitsubishi UFJ Securities (USA), Inc., and Scotia Capital (USA) Inc.

Equity Units Offering

Title of Securities:	Equity Units (initially consisting of Corporate Units)

Number of Equity Units Offered:	5,000,000 (5,750,000 if the underwriters exercise their option to purchase up to 750,000 additional Equity Units in full).

Aggregate Offering Amount:	$250,000,000 ($287,500,000 if the underwriters exercise their option to purchase up to 750,000 additional Equity Units in full).

Stated Amount per Equity Unit:	$50

Public Offering Price:	$50 per Equity Unit / approximately $250 million total (excluding the underwriters’ option to purchase up to 750,000 additional Equity Units).

Underwriting Discounts and Commissions:	$1.75 per Equity Unit / approximately $8.75 million total (excluding the underwriters’ option to purchase up to 750,000 additional Equity Units).
Schedule D

Interest Rate on the Subordinated Notes:	10.00%

Contract Adjustment Payment Rate:	2.00% per year of the Stated Amount per Equity Unit ($1.00 per year per Stated Amount of an Equity Unit), subject to the Company’s right to defer contract adjustment payments, as described in the preliminary prospectus supplement for the Equity Units Offering.

Deferred Contract Adjustment Payments:	Deferred contract adjustment payments would accrue additional contract adjustment payments at the rate of 12.00% per year until paid, compounded quarterly, to, but excluding, the payment date.

Total Distribution Rate on the Corporate Units:	12.00%

Reference Price:	$14.00 (public offering price in the Company’s concurrent common stock offering)

Threshold Appreciation Price:	$16.80 (represents appreciation of approximately 20% over the Reference Price).

Minimum Settlement Rate:	2.9762 shares of the Company’s common stock (subject to adjustment), equal to the $50 Stated Amount divided by the Threshold Appreciation Price

Maximum Settlement Rate:	3.5714 shares of the Company’s common stock (subject to adjustment), equal to the $50 Stated Amount divided by the Reference Price

Purchase Contract Settlement Date:	June 15, 2012

Subordinated Note Maturity Date:	June 15, 2042 (which may be modified in connection with a successful remarketing)

Estimated Net Proceeds to the Company from the Equity Units Offering:
The net proceeds from the sale of Equity Units in the Equity Units Offering will be approximately $240,750,000 (or approximately $276,937,500 if the underwriters exercise their option to purchase up to 750,000 additional Equity Units in full), after deducting the underwriters’ discounts and commissions and estimated offering expenses payable by the Company.

Concessions and Discounts:	The Company has been advised by the representatives that the underwriters propose to offer the Equity Units directly to the public at the Public Offering Price and to selling group members at that price less a selling concession of $1.05 per Equity Unit. After the initial public offering the representatives may change the Public Offering Price, selling concession and discount to broker/dealers.

Joint Book-Running Managers:	Goldman, Sachs & Co. and J.P. Morgan Securities Inc.

Joint Lead Manager:	Wachovia Capital Markets, LLC

Senior Co-Manager:	BNP Paribas Securities Corp.
Schedule D

Co-Managers:	ABN AMRO Incorporated, BNY Mellon Capital Markets, LLC, SunTrust Robinson Humphrey, Inc. and Samuel A. Ramirez & Co., Inc.

Subordinated Note Interest Payment Dates and Contract Adjustment Payment Dates:
March 15, June 15, September 15 and December 15 of each year, beginning September 15, 2009 (subject to the Company’s right to defer the contract adjustment payments and the interest payments as described in the preliminary prospectus supplement for the Equity Units Offering). As described in the preliminary prospectus supplement for the Equity Units Offering, as of the reset effective date for any successful remarketing, solely with respect to notes that were not remarketed in such remarketing, all then-outstanding deferred interest (including compounded interest thereon) will be paid to the holders of such notes on the immediately following scheduled interest payment date, at the Company’s election, in cash or by issuing additional notes to the holders of such notes in principal amount equal to the amount of such deferred interest (including compounded interest thereon). The additional notes will: (i) have a maturity date of June 15, 2014, (ii) bear interest at an annual rate that is equal to the then market rate of interest for similar instruments (not to exceed 15%), as determined by a nationally-recognized investment banking firm selected by the Company, (iii) be subordinate and junior in right of payment to all of the Company’s then existing and future Senior Indebtedness (as such term is defined in the preliminary prospectus supplement for the Equity Units Offering), and on parity with the notes (prior to the modifications to the ranking of the notes in connection with a successful remarketing); and (iv) be redeemable at the Company’s option at any time at their principal amount plus accrued and unpaid interest thereon to, but excluding, the date of redemption.

Listing:	The Company will apply to list the Corporate Units on the New York Stock Exchange under the symbol “GXPPRF”. The Company expects trading of the Corporate Units on the New York Stock Exchange to begin on or about the date of initial issuance of the Corporate Units.

CUSIP for the Corporate Units:	391164 803

ISIN for the Corporate Units:	US3911648034

CUSIP for the Treasury Units:	391164 886

ISIN for the Treasury Units:	US3911648869

CUSIP for the Subordinated Notes:	391164 AC4

ISIN for the Subordinated Notes:	US391164AC43

Allocation of the Purchase Price:	At the time of issuance, the fair market value of the applicable ownership interest in the notes will be $50 (or 100% of the issue price of a Corporate Unit) and the fair market value of each purchase contract will be $0 (or 0% of the issue price of a Corporate Unit).
Schedule D

Comparable Yield on the Subordinated Notes:	11.00%

Creating Treasury Units / Recreating Corporate Units:
If the Treasury portfolio has replaced the notes that are components of the Corporate Units, holders of Corporate Units will have the right, at any time on or prior to 4:00 p.m., New York City time, on the second business day immediately preceding the purchase contract settlement date, to substitute qualifying Treasury securities for the applicable ownership interests in the Treasury portfolio that is a component of the Corporate Unit, but holders of Corporate Units can only make this substitution in integral multiples of 800 Corporate Units (or such other number of Corporate Units as may be determined by the remarketing agent upon a successful remarketing of notes). Similarly, if the Treasury portfolio has replaced the notes underlying the Corporate Units, holders of Treasury Units will have the right, at any time on or prior to the second business day immediately preceding the purchase contract settlement date, to substitute the applicable ownership interests in the Treasury portfolio for the qualifying Treasury securities that were a component of the Treasury Units, but holders of Treasury Units can only make this substitution in integral multiples of 800 Treasury Units (or such other number of Treasury Units as may be determined by the remarketing agent upon a successful remarketing of notes).

Put Right Following a Failed Final Remarketing:
On page S-87 of the preliminary prospectus supplement for the Equity Units Offering, the phrase “, but not any additional notes issued to pay deferred interest on such notes,” in the first sentence of the paragraph under the heading “Put Right Following a Failed Final Remarketing” should be deleted.

Early Settlement:	A purchase contract may be settled for cash prior to the Purchase Contract Settlement Date, subject to certain exceptions and conditions described under “Description of the Purchase Contracts—Early Settlement” in the preliminary prospectus supplement for the Equity Units Offering. If a purchase contract is settled early, the number of shares of common stock to be issued per purchase contract will be equal to the Minimum Settlement Rate, (subject to adjustment as described in the preliminary prospectus supplement for the Equity Units Offering).

Upon the occurrence of a “fundamental change,” as defined in the preliminary prospectus supplement for the Equity Units Offering, each holder will have the right, subject to certain exceptions and conditions described in the preliminary prospectus supplement for the Equity Units Offering, to accelerate and settle a purchase contract early at the “fundamental change settlement rate,” which will depend on the stock price in such fundamental change and the date such fundamental change occurs, as described in the preliminary prospectus supplement for the Equity Units Offering.

Holders of Corporate Units may settle early only in integral multiples of 20 Corporate Units. If the Treasury portfolio has
Schedule D

replaced the notes that are components of the Corporate Units, holders of the Corporate Units may settle early only in integral multiples of 800 Corporate Units (or such other number of Corporate Units as may be determined by the remarketing agent upon a successful remarketing of notes).

Holders of Treasury Units may settle early only in integral multiples of 20 Treasury Units.

Early Settlement Upon a Fundamental Change:	The following table sets forth the fundamental change settlement rate per $50 stated amount of Equity Units based on various hypothetical stock prices and effective dates:

	Effective Date
Stock price	May 18, 2009	June 15, 2010	June 15, 2011	June 15, 2012
$6.00	4.6630	4.4096	4.0819	3.5714
$9.00	4.0918	3.9545	3.8013	3.5714
$12.00	3.7402	3.6433	3.5423	3.5714
$14.00	3.5840	3.4981	3.4006	3.5714
$15.00	3.5229	3.4409	3.3429	3.3333
$16.00	3.4709	3.3922	3.2939	3.1250
$16.80	3.4348	3.3587	3.2606	2.9762
$18.00	3.3884	3.3162	3.2193	2.9762
$20.00	3.3276	3.2617	3.1696	2.9762
$22.50	3.2728	3.2145	3.1310	2.9762
$25.00	3.2337	3.1825	3.1080	2.9762
$30.00	3.1834	3.1435	3.0834	2.9762
$35.00	3.1527	3.1205	3.0692	2.9762
$40.00	3.1317	3.1044	3.0584	2.9762
$50.00	3.1031	3.0811	3.0420	2.9762
$60.00	3.0830	3.0640	3.0302	2.9762
$75.00	3.0611	3.0452	3.0180	2.9762
$100.00	3.0367	3.0250	3.0057	2.9762

The exact stock prices and effective dates may not be set forth in the table above, in which case:
•	if the stock price is between two stock prices in the table or the effective date is between two effective dates in the table, the fundamental change early settlement rate will be determined by a straight-line interpolation between the number of shares set forth for the higher and lower stock prices and the earlier and later effective dates, as applicable, based on a 365-day year;

•	if the stock price is greater than $100.00 per share (subject to adjustment in the same manner as the stock prices set forth in the first column of the table above), the fundamental change early settlement rate will be the minimum settlement rate; or
Schedule D

•	if the stock price is less than $6.00 per share (subject to adjustment in the same manner as the stock prices set forth in the first column of the table above), referred to as the “minimum stock price,” the fundamental change early settlement rate will be determined as if the stock price equaled the minimum stock price, and using straight line interpolation, as described above in the first bullet, if the effective date is between two dates on the table.

The maximum number of shares of the Company’s common stock deliverable under a purchase contract is 4.6630, subject to adjustment in the same manner as each fixed settlement rate as set forth under “Description of the Purchase Contracts—Anti-Dilution Adjustments” in the preliminary prospectus supplement for the Equity Units Offering.

If the Treasury portfolio has replaced the notes that are components of the Corporate Units, holders of the Corporate Units may exercise the fundamental change early settlement right only in integral multiples of 800 Corporate Units (or such other number of Corporate Units as may be determined by the remarketing agent upon a successful remarketing of notes). Otherwise, a holder of Corporate Units or Treasury Units may exercise the fundamental change early settlement right only in integral multiples of 20 Corporate Units or 20 Treasury Units, as the case may be.

The issuer has filed a registration statement (including preliminary prospectus supplements each dated May 11, 2009 and an accompanying prospectus dated May 11, 2009) with the Securities and Exchange Commission, or SEC, for the offerings to which this communication relates. Before you invest, you should read the relevant preliminary prospectus supplement, the accompanying prospectus and the other documents the issuer has filed with the SEC for more complete information about the issuer and the offerings. You may get these documents for free by visiting EDGAR on the SEC web site at www.sec.gov. Alternatively, copies may be obtained from Goldman, Sachs & Co., Attn: Prospectus Department, 85 Broad Street, New York, NY 10004, call toll-free (866) 471-2526, or fax (212) 902-9316, or email prospectus-ny@ny.email.gs.com; or from J.P. Morgan Securities Inc., National Statement Processing, Prospectus Library, 4 Chase Metrotech Center, CS Level, Brooklyn, NY 11245, (718) 242-8002.
This communication should be read in conjunction with the preliminary prospectus supplements dated May 11, 2009 and the accompanying prospectus. The information in this communication supersedes the information in the relevant preliminary prospectus supplement and the accompanying prospectus to the extent inconsistent with the information in such preliminary prospectus supplement and the accompanying prospectus.
ANY DISCLAIMERS OR OTHER NOTICES THAT MAY APPEAR BELOW ARE NOT APPLICABLE TO THIS COMMUNICATION AND SHOULD BE DISREGARDED. SUCH DISCLAIMERS OR OTHER NOTICES WERE AUTOMATICALLY GENERATED AS A RESULT OF THIS COMMUNICATION BEING SENT VIA BLOOMBERG OR ANOTHER EMAIL SYSTEM.
Schedule D

ANNEX I
LIST OF ISSUER GENERAL USE FREE WRITING PROSPECTUSES
1. Final Term Sheet dated May 12, 2009
ANNEX I

EXHIBIT A
FORM OF LOCK UP FROM DIRECTORS AND OFFICERS
                    , 2008
GOLDMAN, SACHS & CO.
J.P. MORGAN SECURITIES INC.
     As Representatives of the several Underwriters
c/o Goldman, Sachs & Co.
85 Broad Street
New York, New York 10004
and
c/o J.P. Morgan Securities Inc.
270 Park Avenue
New York, New York 10017
     Re: Proposed Public Offering by Great Plains Energy Incorporated
Ladies and Gentlemen:
     The undersigned, a stockholder and an officer and/or director of Great Plains Energy Incorporated, a Missouri corporation (the “Company”), understands that the Representatives propose to enter into an Underwriting Agreement (the “Underwriting Agreement”) with the Company providing for the public offering of Equity Units of the Company (the “Securities”). In recognition of the benefit that such an offering will confer upon the undersigned as a stockholder and an officer and/or director of the Company, and for other good and valuable consideration, the receipt and sufficiency of which are hereby acknowledged, the undersigned agrees with each underwriter to be named in the Underwriting Agreement that, during a period of 90 days from the date of the Underwriting Agreement (the “Lock-Up Period”), the undersigned will not, without the prior written consent of the Representatives, directly or indirectly, (i) offer, pledge, sell, contract to sell, sell any option or contract to purchase, purchase any option or contract to sell, grant any option, right or warrant to sell or lend, or otherwise dispose of or transfer any shares of the Company’s common stock , no par value (the “Common Stock”) or similar securities or any securities convertible into or exercisable or exchangeable or repayable for Common Stock or similar securities, whether now owned or hereafter acquired by the undersigned or with respect to which the undersigned has or hereafter acquires the power of disposition, or file, or cause to be filed, any registration statement under the Securities Act of 1933, as amended, with respect to any of the foregoing (collectively, the “Lock-Up Securities”) or (ii) enter into any swap or any other agreement or any transaction that transfers, in whole or in part, directly or indirectly, the economic consequence of ownership of the Lock-Up Securities, whether any such swap or transaction is to be settled by delivery of any Lock-Up Securities or such other securities, in cash or otherwise.

A-1

     Notwithstanding the foregoing, the undersigned may transfer the Lock-Up Securities (i) as a bona fide gift or gifts, (ii) to the immediate family of the undersigned or (iii) to any trust for the direct or indirect benefit of the undersigned or the immediate family of the undersigned, provided that (1) such donee, transferee or trustee of the trust agree to be bound in writing by the restrictions set forth herein, (2) any such transfer shall not involve a disposition for value, (3) any such transfer shall not be required to be reported pursuant to Section 16(a) of the Securities Exchange Act of 1934, as amended, and the rules and regulations of the Securities and Exchange Commission (the “Commission”) promulgated thereunder (the “Exchange Act”), or otherwise and (4) such donee, transferee or trustee of the trust shall not voluntarily make a filing under Section 16(a) of the Exchange Act during the Lock-Up Period. For purposes of this Lock-Up Agreement, “immediate family” shall mean any relationship by blood, marriage or adoption, not more remote than first cousin. The undersigned now has, and, except as contemplated by clause (i), (ii), or (iii) above, for the duration of this Lock-Up Agreement will have, good and marketable title to the Undersigned’s Shares, free and clear of all liens, encumbrances, and claims whatsoever. The undersigned also agrees and consents to the entry of stop transfer instructions with the Company’s transfer agent and registrar against the transfer of the Lock-Up Securities except in compliance with the foregoing restrictions.

Very truly yours,

Signature:

Print Name:

A-2

EXHIBIT B-1
FORM OF OPINION OF ISSUER’S COUNSEL
     1. The Registration Statement has become effective under the Securities Act; each of the Preliminary Prospectus and the Prospectus has been filed pursuant to Rule 424(b) in accordance with Rule 424(b); the Final Term Sheet has been filed pursuant to Rule 433 in accordance with Rule 433; and, to our knowledge, no stop order suspending the effectiveness of the Registration Statement is in effect nor are any proceedings for such purpose pending before or threatened by the Commission.
     2. The Registration Statement (other than the financial statements, financial data, statistical data and supporting schedules included therein or omitted therefrom and other than the documents incorporated by reference therein, as to none of which we express any opinion pursuant to this paragraph 2), as of the date of the Underwriting Agreement, the Preliminary Prospectus (other than the financial statements, financial data, statistical data and supporting schedules included therein or omitted therefrom and other than the documents incorporated by reference therein, as to none of which we express any opinion pursuant to this paragraph 2), at the Initial Sale Time, and the Prospectus (other than the financial statements, financial data, statistical data and supporting schedules included therein or omitted therefrom and other than the documents incorporated by reference therein, as to none of which we express any opinion pursuant to this paragraph 2), as of the date of the Prospectus Supplement and as of the date hereof, appear on their face to have complied as to form in all material respects with the requirements of the Trust Indenture Act, the Securities Act and the rules and regulations of the Commission promulgated thereunder.
     3. The documents incorporated by reference in the Preliminary Prospectus and the Prospectus (other than the financial statements, financial data, statistical data and supporting schedules included therein or omitted therefrom, as to which we express no opinion), at the respective times such documents were filed with the Commission, appear on their face to have complied as to form in all material respects with the applicable requirements of the Exchange Act and the rules and regulations of the Commission promulgated thereunder.
     4. The Indenture has been duly qualified under the Trust Indenture Act and assuming its due authorization, execution and delivery by the Company, constitutes a legal, valid and binding obligation of the Company, enforceable against the Company in accordance with its terms, except to the extent enforceability may be limited by bankruptcy, insolvency, fraudulent transfer, reorganization, moratorium or other similar laws of general applicability relating to or affecting the enforcement of creditors’ rights and by the effect of general principles of equity (regardless of whether enforceability is considered in a proceeding in equity or at law).
     5. Assuming the due authorization and execution of the Notes by the Company, the due authentication of the Notes by the Trustee in accordance with the terms of the Indenture and that the Notes have been delivered to and paid for by the Underwriters in accordance with the terms of this Agreement, the Notes constitute legal, valid and binding obligations of the Company, entitled to the benefits of the Indenture and enforceable against the Company in accordance with the terms of the Notes, except to the extent enforceability may be limited by bankruptcy, insolvency, fraudulent transfer, reorganization, moratorium or other similar laws of general applicability relating to or affecting the enforcement of creditors’ rights and by the effect of general principles of equity (regardless of whether enforceability is considered in a proceeding in equity or at law).
     6. Assuming the due authorization and execution of the Securities by the Company in accordance with the terms of the Purchase Contract and Pledge Agreement and that the Securities have been delivered to and paid for by the Underwriters in accordance with the terms of this Agreement, the Purchase Contract and Pledge Agreement and the Indenture, the Securities constitute legal, valid and binding obligations of the Company, enforceable against the Company in accordance with their terms, except to the extent enforceability may be limited by bankruptcy, insolvency, fraudulent transfer, reorganization, moratorium or other similar laws of general applicability relating to or affecting the enforcement of creditors’ rights and by the effect of general principles of equity (regardless of whether enforceability is considered in a proceeding in equity or at law).
     7. Assuming the due authorization, execution and delivery of the Purchase Contract and Pledge Agreement by the Company, the Purchase Contract and Pledge Agreement constitutes a legal, valid and binding obligation of the Company, enforceable against the Company in accordance with its terms, except to the extent enforceability may be limited by bankruptcy, insolvency, fraudulent transfer, reorganization, moratorium or other similar laws of general applicability relating to or affecting the enforcement of creditors’ rights and by the effect of general principles of equity (regardless of whether enforceability is considered in a proceeding in equity or at law).
     8. The Remarketing Agreement, when duly authorized, executed and delivered by the Company, will constitute a legal, valid and binding obligation of the Company, enforceable against the Company in accordance with its terms, except to the extent enforceability may be limited by bankruptcy, insolvency, fraudulent transfer, reorganization, moratorium or other similar laws of general applicability relating to or affecting the enforcement of creditors’ rights and by the effect of general principles of equity (regardless of whether enforceability is considered in a proceeding in equity or at law) and except that rights to indemnification thereunder may be limited by federal or state securities laws or public policy.
     9. The execution, delivery and performance by the Company of each of the Transaction Documents and the consummation by the Company of the transactions contemplated thereby (including the issuance and sale of the Securities and the use of the proceeds from the sale of the Securities as described in the Disclosure Package and in the Prospectus under the caption “Use of Proceeds”) and compliance by the Company with its obligations under each of the Transaction Documents does not and will not violate any provision of New York law that in our experience and without independent investigation, is normally applicable to transactions of the type contemplated by the Transaction Documents (provided no opinion is expressed with respect to state securities or blue sky laws) and will not contravene any of the Transaction Documents.

     10. No consent, approval, qualification, authorization or order of, or registration or filing with, any court or other governmental or regulatory authority or agency is required under Applicable Laws for the execution and delivery by the Company of, or the performance of the Company’s obligations under, the Transaction Documents, or for the issue and sale of the Securities. As used in this paragraph 11, the term “Applicable Laws” means the laws of the State of New York and the federal laws of the United States of America that, in our experience and without independent investigation, are normally applicable to transactions of the type contemplated by the Transaction Documents (provided that the term “Applicable Laws” shall not include federal or state securities or blue sky laws, including, without limitation, the Securities Act, the Exchange Act, the Trust Indenture Act and the Investment Company Act of 1940, as amended (the “Investment Company Act”), and respective rules and regulations thereunder).
     11. The statements set forth in the Disclosure Package and the Prospectus under the headings “Description of the Equity Units,” “Description of the Purchase Contracts,” “Certain Provisions of the Purchase Contract and Pledge Agreement,” “Description of the Notes” and “Underwriting” (insofar as such statements purport to summarize certain provisions of the Transaction Documents) fairly, accurately and completely summarize in all material respects the matters therein described.
     12. The statements set forth in the Disclosure Package and the Prospectus under the heading “Material U.S. Federal Income Tax Considerations,” insofar as they purport to constitute summaries of matters of United States federal income tax law, constitute accurate and complete summaries, in all material respects, subject to the qualifications set forth therein.
     13. The Company is not, and after receipt of payment for the Securities and application of the proceeds therefrom as described in the Prospectus, will not be, required to register as an “investment company” within the meaning of the Investment Company Act.
     14. No facts came to the attention of such counsel that gave such counsel reason to believe that (i) any part of the Registration Statement, as of the date of the Underwriting Agreement, contained any untrue statement of a material fact or omitted to state any material fact required to be stated therein or necessary to make the statements therein not misleading, (ii) the Disclosure Package, as of the Initial Sale Time, contained any untrue statement of a material fact or omitted to state any material fact necessary in order to make the statements therein, in the light of the circumstances under which they were made, not misleading, or (iii) the Prospectus contained, as of the date of the Underwriting Agreement, or contains, on the date hereof, any untrue statement of a material fact or omitted, as of the date of the Underwriting Agreement, or omits, on the date hereof, to state any material fact necessary in order to make the statements therein, in the light of the circumstances under which they were made, not misleading, except that in each case such counsel may express no opinion or belief with respect to the financial statements, financial data, statistical data and supporting schedules included or incorporated or deemed to be incorporated by reference therein or omitted therefrom.

EXHIBIT B-2
FORM OF OPINION OF COMPANY’S ASSISTANT GENERAL COUNSEL
     (a) The Company is a validly organized and existing corporation in good standing under the laws of the State of Missouri and is duly qualified as a foreign corporation to do business in the State of Kansas with corporate power and authority to own, lease and operate its properties and to conduct its business as set forth in the Disclosure Package and the Prospectus and to enter into and perform its obligations under the Transaction Documents.
     (b) Each of this Agreement, the Indenture, and the Purchase Contract and Pledge Agreement has been duly authorized, executed and delivered by the Company and the Securities, the Notes and the Stock Purchase Contracts have been duly authorized, executed, issued, and delivered by the Company. The Remarketing Agreement has been duly authorized.
     (c) All of the issued and outstanding shares of capital stock of the Company have been duly authorized and validly issued and are fully paid and non-assessable; and none of the outstanding shares of capital stock of the Company was issued in violation of the preemptive or other similar rights of any securityholder of the Company.
     (d) The shares of Issuable Common Stock have been duly and validly authorized and reserved for issuance and, when issued and delivered in accordance with the provisions of the Purchase Contract and Pledge Agreement, will be duly and validly issued, fully paid and non-assessable upon payment of the purchase price therefor pursuant to the terms of the Purchase Contract and Pledge Agreement; and the issuance of the Issuable Common Stock will not be subject to any preemptive or similar rights of any securityholder of the Company.
     (e) The information in the Base Prospectus under “Description of Common Stock” to the extent that it constitutes matters of law, summaries of legal matters, the Company’s charter and bylaws or legal proceedings, or legal conclusions is correct in all material respects;
     (f) Authorization for listing the Corporate Units and the Issuable Common Stock on the New York Stock Exchange has been given by the New York Stock Exchange, subject to official notice of issuance and evidence of satisfactory distribution.
     (g) Each Subsidiary has been duly organized or formed and is validly existing as a corporation in good standing under the laws of the jurisdiction of its incorporation or formation, has the corporate power and authority to own, lease and operate its properties and to conduct its business as described in the Disclosure Package and the Prospectus and is duly qualified as a foreign corporation to transact business and is in good standing in each jurisdiction in which such qualification is required, whether by reason of the ownership or leasing of property or the conduct of business, except where the failure so to qualify or to be in good standing would not result in a Material Adverse Change; except as otherwise disclosed in the Disclosure Package and the Prospectus, all of the issued and outstanding capital stock owned directly or indirectly by the Company of each Subsidiary have been duly authorized and validly issued, are (in the case of capital stock) fully paid and non-assessable and, to the best of such counsel’s knowledge, such shares of capital stock owned by the Company, are owned by the Company, directly or through

B-2-1

subsidiaries, free and clear of any security interest, mortgage, pledge, lien, encumbrance or claim; and none of the outstanding shares of capital stock of any Subsidiary was issued in violation of preemptive or similar rights of any securityholder of such Subsidiary.
     (h) No approval, authorization, consent, certificate or order of any state or federal commission or regulatory authority (other than (i) as may be required under securities or blue sky laws of the various states, as to which such counsel need express no opinion, and (ii) as may have already been obtained or made and shall be in full force and effect on the date hereof) is necessary with respect to the issue and sale of the Securities as contemplated in the Transaction Documents.
     (i) The Company and the Subsidiaries hold, to the extent required, valid and subsisting franchises, licenses and permits authorizing them to carry on the regulated utility businesses in which they are engaged, in the territories from which substantially all of their consolidated gross operating revenue is derived, except where the failure to hold such franchises, licenses and permits would not reasonably be expected to result in a Material Adverse Change.
     (j) To the best of such counsel’s knowledge, there are no legal or governmental proceedings pending or threatened which are required to be disclosed in the Disclosure Package and the Prospectus, other than those disclosed therein, and all pending legal or governmental proceedings to which the Company or any of its subsidiaries is a party or of which any of their property is the subject which are not described in the Disclosure Package and the Prospectus, including ordinary routine litigation incidental to the business of the Company, are, considered in the aggregate, not material to the consolidated financial condition of the Company and its subsidiaries, taken as a whole.
     (k) To the best of such counsel’s knowledge, the Company is not in violation of its Articles of Incorporation, or in default in the performance or observance of any material obligation, agreement, covenant or condition contained in any material Agreement or Instrument.
     (l) The execution, delivery and performance of the Transaction Documents and the consummation of the transactions contemplated therein (including the issuance and sale of the Securities and the use of the proceeds received by the Company from the sale of the Securities as described in the Disclosure Package and the Prospectus under the caption “Use Of Proceeds”) and compliance by the Company with its obligations under the Transaction Documents do not and will not conflict with or constitute a breach of, or default under, or result in the creation or imposition of any lien, charge or encumbrance upon any property or assets of the Company or any Subsidiary pursuant to any material Agreement or Instrument, or any law, administrative regulation or administrative or court order or decree known to such counsel to be applicable to the Company of any court or governmental agency, authority or body or any arbitrator having jurisdiction over the Company; nor will such action result in any violation of the provisions of the Articles of Incorporation or by-laws of the Company.
     (m) To the best of such counsel’s knowledge, there are no contracts, indentures, mortgages, loan agreements, notes, leases or other instruments or documents required to be described or referred to in the Disclosure Package or the Prospectus or to be filed as exhibits to the Registration Statement other than those described or referred to therein or filed or

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incorporated by reference as exhibits to the Registration Statement, the descriptions thereof or references thereto are correct in all material respects, and no default exists in the due performance or observance of any material obligation, agreement, covenant or condition contained in any Agreement or Instrument described, referred to, filed or incorporated by reference therein.
     In rendering such opinion, such counsel may state that he expresses no opinion as to the laws of any jurisdiction other than the laws of the States of Missouri and Kansas and the federal laws of the United States of America. Such opinion shall not state that it is to be governed or qualified by, or that it is otherwise subject to, any treatise, written policy or other document relating to legal opinions, including, without limitation, the Legal Opinion Accord of the ABA Section of Business Law (1991).

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